As filed with the Securities and Exchange Commission on August 11, 2006
Registration No. 333-133111

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 4 to the
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY SERVICES ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-4606266
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
2450 First Avenue, Huntington, West Virginia 25703
(304) 528-2791

(Address, including zip code, telephone number,
including area code, of registrant’s principal executive offices)

Marshall T. Reynolds
Chairman of the Board and
Chief Executive Officer
Energy Services Acquisition Corp.
2450 First Avenue, Huntington, West Virginia 25703
(304) 528-2791
(304) 528-2762-Facsimile
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Alan Schick, Esq. Marc P. Levy, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W. Suite 400 Washington, D.C. 20015 (202) 274-2000 (202) 362-2902— Facsimile	Elizabeth R. Hughes, Esq. Venable LLP 8010 Towers Crescent Drive Suite 300 Vienna, Virginia 22182 (703) 760-1600 (703) 821-8949 — Facsimile
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Security Being Registered	Registered	per Security(1)	Offering Price(1)	Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and two Warrants(2):	11,500,000 Units	$6.00	$69,000,000	$7,383
Shares of Common Stock included as part of the Units(2):	11,500,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2):	23,000,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units:	23,000,000 Shares	$5.00	$115,000,000	$12,305
Underwriters’ Purchase Option (“Option”)	1 Option	$100.00	$100	—	(3)
Units underlying Option (“Underwriters’ Units”):	500,000 Units	$7.50	$3,750,000	$401
Shares of Common Stock included as part of the Underwriters’ Units:	500,000 Shares	—	—	—	(3)
Warrants included as part of the Underwriters’ Units:	1,000,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Underwriters’ Units:	1,000,000 Shares	$6.25	$6,250,000	$669
Total:			$194,000,100	$20,758	*

*	Previously paid.

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,500,000 Units and 1,500,000 shares of Common Stock and 3,000,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee required pursuant to Rule 457(g).

2

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED                     , 2006
PROSPECTUS
$60,000,000
Energy Services Acquisition Corp.
10,000,000 Units
     Energy Services Acquisition Corp. is a newly organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on acquiring an operating business in the energy services sector headquartered in North America.
     This is an initial public offering of our securities. Each unit that we are offering consists of:
•	one share of our common stock; and

•	two warrants.
     Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and                     , 2007 and will expire on                     , 2011 or earlier upon redemption.
     We have granted the underwriters a 45-day option to purchase up to 1,500,000 additional units solely to cover over-allotments, if any (over and above the 10,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Ferris, Baker Watts, Incorporated, the lead manager of the underwriters, for $100.00, as additional compensation, an option to purchase up to a total of 450,000 units at a per-unit offering price of $7.50 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.
     Our five directors (as well as a sixth individual) have agreed to purchase an aggregate of 3,076,923 warrants at a price of $0.65 per warrant ($2,000,000 in the aggregate) in a private placement that will occur prior to this offering. Such warrants will be identical to the warrants in this offering and, as such, these warrants will not have any right to any liquidation distributions in the event we fail to consummate a business combination. The warrants may not be sold, assigned or transferred until we consummate a business combination.
     There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol ESA.U, subject to official notice of listing. Once the securities comprising the units begin separate trading, the common stock and warrants will also be listed on the American Stock Exchange under the symbols ESA and ESA.WS, respectively. We cannot assure you, however, that any of such securities will be listed or, if listed, will continue to be listed on the American Stock Exchange.

     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Underwriting
	Public	Discount and	Proceeds, Before
	Offering Price	Commissions (1)	Expenses
Per unit	$6.00	$0.48	$5.52
Total	$60,000,000	$4,800,000	$55,200,000

(1)	Includes a non-accountable expense allowance in the amount of 2.0% of the gross proceeds, or $0.12 per Unit ($1,200,000 in total), payable to Ferris, Baker Watts, Incorporated. Ferris, Baker Watts, Incorporated has agreed to deposit 2.0% of the gross proceeds attributable to the underwriters’ non-accountable expense allowance ($0.12 per Unit) into the trust account until the completion of a business combination. They have further agreed to forfeit any rights to or claims against such proceeds unless we successfully complete a business combination.
     Of the net proceeds we receive from this offering, approximately $57,900,000 ($5.79 per unit) will be deposited into a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes up to $1,200,000 ($0.12 per unit), which will be paid to the underwriters if a business combination is consummated, but which will be forfeited by the underwriters if a business combination is not consummated. This amount also includes the net proceeds from the 3,076,923 warrants being purchased in a private placement prior to this offering by our five directors (as well as a sixth individual), which they have agreed to forfeit if a business combination is not consummated. As a result, our public stockholders will receive approximately $5.79 per unit (96.5% of the initial purchase price of the units) (plus residual interest earned but net of $1.2 million in working capital and taxes payable and repayment of a $150,000 loan made to us by our Chairman and Chief Executive Officer) in the event of a liquidation of our company prior to consummation of a business combination.
     We are offering the units for sale on a firm-commitment basis. Ferris, Baker Watts, Incorporated, acting as the lead manager of the underwriters, expects to deliver our securities to investors in the offering on or about                     , 2006.
Ferris, Baker Watts
Incorporated
The date of this prospectus is                     , 2006

PROSPECTUS SUMMARY
     This summary highlights material information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Energy Services Acquisition Corp. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option and their purchase option.
     We are a blank check company organized under the laws of the State of Delaware on March 31, 2006. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination. No person or entity either representing us or affiliated with us has taken any indirect or direct measure to search for or locate a target business and neither management nor any of its affiliates have been contacted by any potential target businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry. Although we intend to focus our efforts on acquiring an operating business in the energy services sector headquartered in North America, we will consider opportunities to acquire a business unrelated to the energy services sector should such an opportunity be presented to us. Consequently, we are not limited to acquiring a company in any particular industry or type of business. To date, our efforts have been limited to organizational activities and activities related to this offering.
     Our management team is experienced in structuring, financing and consummating business combinations. Our management team, while experienced in running companies in a variety of industries, has not run a company in the energy services sector. Through our management team and directors, we believe that we have contacts and sources, including public and private companies, investment bankers, attorneys and accountants, from which to generate acquisition opportunities, although no such opportunities have been identified as of yet and none of our management, affiliates, sources or contacts have taken any affirmative steps to search for or locate a target business and have had no contacts, preliminary or otherwise, with any potential target businesses. Initially, we intend to utilize these contacts for the purpose of assisting us in identifying and evaluating potential acquisition candidates, although no such activity has commenced. In addition, following the offering, we intend on working with our advisors to identify persons with expertise in the energy services sector. Such individuals, it is hoped, will assist us in identifying and evaluating acquisition opportunities in the energy services sector. Our management team intends to use its transaction experience to find and evaluate potential target companies and to maintain and build on the relationships that they have developed through their years of experience in running and acquiring businesses in a number of industries.
     Our management will have flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least equal to 80% of our net assets (excluding deferred compensation of the underwriters held in trust) at the time of the business combination. In the event we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. We may further seek to acquire a target business that has a fair market value in excess of 80% of the net assets we have on the consummation of this offering by raising additional funds through the sale or exchange of our securities, through loans or a combination of both.
     Our executive offices are located at 2450 First Avenue, Huntington, West Virginia 25703 and our telephone number is (304) 528-2791.
     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.
UNLESS WE TELL YOU OTHERWISE, THE TERM “BUSINESS COMBINATION” AS USED IN THIS PROSPECTUS MEANS AN ACQUISITION OF, THROUGH A MERGER, CAPITAL STOCK EXCHANGE, ASSET ACQUISITION OR OTHER BUSINESS ACQUISITION, ONE OR MORE OPERATING BUSINESSES. IN ADDITION, UNLESS WE TELL YOU OTHERWISE, THE TERM “PUBLIC STOCKHOLDER,” AS USED IN THIS PROSPECTUS, REFERS TO THOSE PERSONS THAT PURCHASE THE SECURITIES OFFERED BY

THIS PROSPECTUS, INCLUDING ANY OF OUR EXISTING STOCKHOLDERS THAT PURCHASE THESE SECURITIES EITHER IN THIS OFFERING OR AFTERWARDS; PROVIDED THAT OUR EXISTING STOCKHOLDERS’ STATUS AS “PUBLIC STOCKHOLDERS” SHALL EXIST ONLY WITH RESPECT TO THOSE SECURITIES SO PURCHASED IN THIS OFFERING OR AFTERWARDS.
Private Placement
     Our directors, including our executive officers (and one other individual) have agreed to purchase from us an aggregate of 3,076,923 warrants at $0.65 per warrant in a private placement that will occur prior to this offering.
The Offering

Securities offered	10,000,000 units, at $6.00 per unit, each unit consisting of:

• one share of common stock; and

• two warrants

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately beginning on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities market and small capitalization companies in general, and the trading pattern of and demand for our securities in particular. In no event will Ferris, Baker Watts, Incorporated allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Ferris, Baker Watts, Incorporated has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common Stock:

Number outstanding before this offering	2,500,000 shares

Number to be outstanding after this offering	12,500,000 shares

Warrants:

Number outstanding before this offering	0 warrants

Number to be outstanding after this offering and the private placement	23,076,923 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination with a target business; and

• , 2007

The warrants will expire at 5:00 p.m., New York City local time, on , 2011 or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including warrants held by Ferris, Baker Watts, Incorporated):

• in whole and not in part;

• at a price of $0.01 per warrant;

• at any time after the warrants become exercisable;

• upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

• if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to warrant holders.

We have established our redemption criteria to provide warrant holders with a premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied, we may call the warrants and each warrant holder will be entitled to exercise his or her warrants prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed $8.50 or the warrant exercise price after the redemption call is made.

Proposed American Stock Exchange symbols for our:	Units: “ESA.U”

Common Stock: “ESA”

Warrants: “ESA.WS”

Offering proceeds to be held in trust	Approximately $57,900,000 of the proceeds of this offering ($5.79 per unit) and the private placement ($0.65 per warrant) will be placed in a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds consist of $56,700,000 from the proceeds payable to us and $1,200,000 of the proceeds attributable to the underwriters’ non-accountable expense allowance. These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) implementation of our plan of dissolution and distribution. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses will be paid prior to a business combination only from the interest earned by the principal in the trust accounts, up to an aggregate of approximately $1,200,000. We may use the proceeds held in trust to pay income taxes on behalf of our company prior to a business combination. The underwriters have agreed to defer approximately $1,200,000 of the proceeds attributable to their non-accountable expense allowance until the consummation of a business combination. Upon the consummation of a business combination, we will pay the deferred non-accountable expense allowance to Ferris, Baker Watts, Incorporated out of the proceeds of this offering which are held in trust.

We do not intend to use any material portion of the funds not held in the trust account to make a deposit or fund a “no-shop, standstill” provision with respect to a prospective business combination. However, if we elect to make such a deposit or fund such a provision, it may materially impair our ability to search for and locate a suitable target business or complete a business combination. Depending on the size of such payment and the amount of funds already expended for due diligence and related expenses, our forfeiture of such payments, whether as a result of our breach or otherwise, may result in our not having sufficient funds to continue searching for or conducting due diligence with respect to a target business. If we expend the proceeds not held in trust from this offering, management is not obligated to advance us any additional funds. Without additional financing after such an event, we may be unable to complete a business combination.

None of the warrants, including the warrants issued in the private placement, may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Prior to the consummation of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

• Repayment of $150,000 in advances made by our Chief Executive Officer and Chairman of the Board, Marshall T. Reynolds, to cover offering expenses;

• Payment of up to $5,000 per month to an entity associated with and owned in part by Marshall T. Reynolds (Chapman Printing Co.) for reimbursable expenses (such as administrative expenses, and, postage and telephone expenses) at cost; and

• Reimbursement for any reasonable expenses incident to the offering and finding a suitable business combination.

Public stockholders must approve business combination
We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote all shares of common stock owned by them at the time of such stockholder vote in the same manner as the shares of common stock voted by the public stockholders. No shares of common stock will be acquired through the warrant placement agreement prior to a business combination.

We will proceed with a business combination only if: (i) a majority of the shares of common stock voted by the public stockholders (holders of shares sold in this offering) are voted in favor of the business combination and (ii) public stockholders owning less than an aggregate of 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below.

We will only structure or consummate a business combination in which all stockholders exercising their conversion rights, up to 19.99%, are entitled to receive their pro rata portion of the trust account (net of taxes payable). Additionally, we will not propose a business combination to our stockholders which includes a provision that such business combination will not be consummated if stockholders owning less than 19.99% vote against such business combination and exercise their conversion rights as described herein. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination.

Conversion rights for stockholders	Public stockholders (holders of shares sold in this offering or purchased after this offering and not any of our initial stockholders with respect to shares of common stock they acquired prior to this offering) voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (approximately $5.79 per share), plus any interest earned on their portion of the trust account, net of working capital (up to a maximum of $1,200,000, net of taxes) and taxes, if the business combination is approved and completed. In order for a business combination to be approved, a majority of the shares of common stock voted by the public stockholders would need to vote in favor of the combination and our existing shareholders, as described above, would be required to vote their shares in accordance with the vote of the majority to approve the business combination. Accordingly, since they did not vote against the business combination, our existing stockholders would not be entitled to exercise conversion rights with respect to the stock they own. In order to exercise this right, the public stockholders must make an affirmative election. Voting against a business combination does not automatically trigger the conversion right. In addition, public stockholders who convert their shares of stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

Dissolution and liquidation if no business combination
We will dissolve and distribute only to our public stockholders (holders of shares sold in this offering or purchased after this offering and not any of our initial stockholders with respect to shares of common stock they acquired prior to this offering) the amount in our trust account, including (i) the $1,200,000 attributable to the underwriters’ deferred non-accountable expense allowance, and (ii) any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18-month period). In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination. If we seek approval from our stockholders to consummate a business combination more than 90 days before the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will not be required to seek stockholder approval for our board’s recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination, although we may include such proposal in our discretion. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan. In the event that the proposed business combination is not approved by stockholders, any extension of time described above will delay the distribution of funds from the trust account due to the time involved in the distribution process.

We cannot provide investors a specific timetable for our dissolution and liquidation in the circumstances described above and there will be delays in the distribution of funds from the trust account due to the time involved in the dissolution process. Dissolution of a company under Delaware law requires filing a Plan of Dissolution with the State of Delaware and will require an affirmative vote of stockholders; therefore there will be delays with distributing the funds in the trust account due to the process of dissolving the company. In addition, we estimate our total costs and expenses for implementing and completing a plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders (if required) of our plan of dissolution and liquidation. We believe that there should be sufficient interest on the trust account available to us to fund the $50,000 to $75,000 of expenses, although we cannot give you assurances that these will be sufficient funds for such purposes. If these funds are not sufficient, we will use funds from the trust fund to pay these costs.

The Delaware General Corporation Law (pursuant to Sections 280 and 281(b)) provides two procedures for persons to file a claim against a corporation that dissolves. Under Delaware law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon dissolution. Consequently, if the trust account is dissolved and paid out prior to all creditors being paid on their claims, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.

Section 280 provides a detailed mechanism for potential claimants to file claims against a dissolving company. If the company chooses to comply with Section 280, it must comply with certain procedures intended to ensure that it makes reasonable provision for all claims against it. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, we will make liquidating distributions to our public stockholders as soon as reasonably possible as part of our plan of dissolution and distribution and, therefore, we may not comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Because we may not comply with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Marshall T. Reynolds has agreed to indemnify us, to the extent we do not obtain valid and enforceable waivers from vendors, prospective target businesses or other entities, for all creditor claims in order to protect the amounts held in the trust account. In the event that the board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds form the liquidation of our trust account could be liable for claims made by creditors.

Our public stockholders will receive funds from the trust account only in the event of our dissolution and liquidation (assuming there are no outstanding claims against the trust) or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstance will a stockholder have any right or interest of any kind to or in the trust account.

We cannot predict at this time which procedure of Delaware law we would comply with in the event of liquidation. If we elect to comply with Section 280 of the Delaware General Corporation Law, we would obtain greater certainty as to potential claims, and we, or our successor entity may reject, in whole or in part, claims that are made. In addition, should we choose to comply with Section 280, a claimant who receives actual notice as required by Section 280 would be barred from receiving payment if the claimant failed to present the claim in accordance with Section 280. If we elect to comply with the procedures set forth at Section 281(b) of the Delaware General Corporation Law, stockholders will not know at the time of dissolution the scope of potential claims against us. Our stockholders could therefore, potentially be liable for claims to the extent of distributions received by them in a dissolution and any liability of our stockholders will extend beyond the third anniversary of such dissolution.

See “Risk Factors—Stockholders may be liable for claims by third parties against us to the extent of distributions received by them in a dissolution” and “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

We intend to pay the costs of any dissolution from our working capital. To the extent funds from working capital are insufficient to fund the cost of dissolution, such costs will be paid from funds in the trust fund. Delaware law provides that stockholders must approve our dissolution. Upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders and pay, or reserve for payment in accordance therewith, from funds not held in trust, our liabilities and obligations.

Since creditors have a priority claim to the corporate assets, perfected claims against us would result in reduced distributions from the trust to stockholders. Furthermore, in the event that the corporation files for bankruptcy, protection or an involuntary bankruptcy case is filed against the corporation, a bankruptcy court may prohibit the payment of trust funds to stockholders during the pendency of bankruptcy proceeding. Agreements with our initial stockholders do not permit them to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to this offering and with respect to the shares included in the 3,076,923 warrants which our five directors (as well as a sixth individual) are purchasing in the private placement; however, these individuals may participate in any liquidation distribution with respect to any shares of common stock issued in this offering, which they acquire in connection with or following this offering.

There will be no distribution from our trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.

Escrow of management shares	On the date of this prospectus, all of our initial stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares will not be transferable (except to their spouses and children, trusts established for their benefit, or to affiliated companies) during the escrow period and will not be released from escrow until six months after the consummation of a business combination. The warrants purchased in the private placement will be included in the escrow account and may not be exercised until after the consummation of a business combination.

Risks
     In making your decision on whether to invest in our securities, you should take into account not only (1) the backgrounds of our management team in private equity and mergers and acquisitions, which are described in the section entitled “Management” appearing elsewhere in this prospectus and (2) the nature of our proposed business, which is described in the section entitled “Proposed Business” appearing elsewhere in this prospectus, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 11 of this prospectus.
     Except as otherwise indicated, all information in this prospectus assumes:
•	an initial public offering price of $6.00 per Unit;

•	that the total public offering price of the Units set forth on the cover of this prospectus does not exceed $60,000,000; and

•	no exercise of the underwriters’ over-allotment option.

SUMMARY FINANCIAL DATA
     The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 30, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital	$22,800	$56,722,800
Total assets	301,718	56,722,800
Total liabilities	278,918	—
Value of common stock which may be converted to cash (2)	—	11,574,210
Stockholders’ equity	22,800	45,148,590

(1)	Excludes the $100 purchase price of the purchase option payable by Ferris, Baker Watts, Incorporated and the $1,200,000 of the proceeds attributable to the non-accountable expense allowance.

(2)	If the business combination is approved and completed, public stockholders who voted against the combination will be entitled to redeem their stock for approximately $5.79 per share, which amount represents approximately $5.67 per share representing the net proceeds of the offering and the private placement deposited in the trust account and $0.12 per share representing the underwriters’ non-accountable expense allowance which the underwriters have agreed to deposit into the trust account and to forfeit on a pro-rata basis to pay redeeming stockholders, without taking into account interest earned on the trust account.
     The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.
     The working capital (as adjusted) and total assets (as adjusted) amounts include the $57,900,000 being held in the trust account, which will be available to us only in connection with the consummation of a business combination within the time period described in this prospectus. The underwriters have agreed to defer approximately $1,200,000 of the proceeds attributable to their non-accountable expense allowance until the consummation of a business combination. Upon the consummation of a business combination, we will pay such deferred non-accountable expense allowance to the underwriters out of the proceeds of this offering held in trust. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders.
     Our certificate of incorporation prohibits us from proceeding with a business combination if public stockholders owning 20% or more of the shares sold in this offering first vote against the business combination and then subsequently exercise their conversion rights. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, if public stockholders owning a majority of the shares sold in this offering approved a business combination, we may effect a business combination if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 10,000,000 shares of common stock sold in this offering, or 1,999,000 shares of common stock, at an initial per-share conversion price of approximately $5.79, without taking into account interest earned on the trust account (net of taxes and up to $1.2 million used for working capital) if we choose to pursue the business combination, and such business combination is completed. The actual per-share conversion price will be equal to:
•	the amount in the trust account, including all accrued interest (exclusive of taxes, up to $1.2 million used for working capital and repayment of the loan made to the Company by its Chairman and Chief Executive Officer), as of two business days prior to the proposed consummation of the business combination; divided by

•	the number of shares of common stock sold in this offering.

RISK FACTORS
     An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.
     We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business as described in this prospectus. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.
We may not be able to consummate a business combination within the required time frame, in which case we would be forced to liquidate.
     We must complete a business combination, which may be a transaction to acquire one or more businesses simultaneously, with a fair market value of at least 80% of our net assets (excluding deferred compensation of the underwriters held in trust) at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find a suitable target business within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration and we have not had any preliminary contacts or discussions with any target business regarding a business combination.
If we are unable to complete a business combination and are forced to liquidate and distribute the trust account, our public stockholders may receive less than $6.00 per share upon distribution of the trust account and our warrants will expire worthless.
     If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution may be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Without taking into account interest earned on the trust account or related income taxes (net of tax, income used for working capital and loan repayment), the initial per-share conversion price would be approximately $5.79, or $0.21 less than the offering price of $6.00. Interest earned on the trust account, net of taxes, will be included in payments to our stockholders in the event of a liquidation; however, such interest will be reduced by the up to $1.2 million that is available to be used for working capital purposes. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section appearing elsewhere in this prospectus entitled “Proposed Business—Effecting a business combination—Liquidation if no business combination.”
     We expect that all costs associated with implementing our plan of dissolution and liquidation as well as payments to any creditors will be funded from the interest on the trust account available to us as working capital, but if those funds are not sufficient for those purposes or to cover our liabilities and obligations, the amount distributed to our public stockholders would be less than $5.79 per share. We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient interest on the trust account available to us to fund the $50,000 to $75,000 of expenses, although we cannot give you assurances that these will be sufficient funds for such purposes.
Under Delaware law, the requirements and restrictions relating to this offering contained in our certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.
     Our certificate of incorporation set forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our certificate of incorporation provides, among other things, that:
•	prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if: (i) approved by a majority of the shares of common stock voted by the public stockholders (holders of shares sold in this offering), and (ii) public stockholders owning less than 20% of the shares purchased by the public stockholders in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination (or series of business combinations) be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets (excluding deferred compensation of the underwriters held in trust) at the time of such business combination.
     Our certificate of incorporation prohibits the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.
Since we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of any particular target business’ operations or the industry or business in which we may ultimately operate.
     Although we intend to focus on acquiring an operating business in the energy service sector headquartered in North America, we may acquire a company operating in any industry we choose. Additionally, we have not yet selected or approached any prospective target business nor have any affiliates, sources or contacts taken any affirmative steps to search for or locate a target business, nor have any such persons or entities had any contacts, preliminary or otherwise, from potential target businesses. Accordingly, there is no reliable basis for you to currently evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of target businesses, see the section appearing elsewhere in this prospectus entitled “Proposed Business—Effecting a business combination—We have not selected or approached any target business.”
We may acquire a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.
     Due to the competition for business combination opportunities, we may acquire a target business with a history of poor operating performance if we believe that target business has attractive technology or presents a business opportunity that can take advantage of trends in the energy services sector. However, we have not identified any specific technology or business that we wish to acquire. Furthermore, we may acquire a poorly performing target business outside the energy services sector that has an attractive technology or presents a business opportunity. Moreover, acquiring a target company with a history of poor operating performance can be extremely risky and we may not be able to improve operating performance. If we cannot improve the operating performance of such a target business following our business combination, then our business, financial condition and results of operations will be adversely affected. Factors that could result in us not being able to improve operating performance include, among other things:
•	inability to predict changes in technological innovation;

•	inability to hire personnel with appropriate experience to assist us in achieving our turnaround goals;

•	competition from superior or lower-priced products;

•	loss of a material contract or goodwill associated with prior ownership;

•	lack of financial resources;

•	inability to attract and retain key executives and employees;

•	inability to compete with businesses offering similar services;

•	claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

•	changes in, or costs imposed by, government regulation.
     Our management team has been successful in improving the profitability of a number of companies. See “Management—Directors and Officers” for further information.

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to consummate a business combination.
     Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could have a negative effect on our ability to consummate a business combination. We do not intend to have any full-time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs, although we expect Marshall T. Reynolds to devote substantial time to our business during the process of conducting due diligence on a yet-to-be-determined target company with whom we have signed a term sheet for a business combination conditioned on the successful conclusion of due diligence. If our executive officers’ or directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section appearing elsewhere in this prospectus entitled “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.
Stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in a dissolution.
     Upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders and pay, or reserve for payment in accordance therewith, from funds not held in trust, our liabilities and obligations. If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), we will dissolve. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures under Section 281(b) intended to ensure that it adopts a plan of dissolution under which the plan (i) makes reasonable provision for all claims against it, (ii) makes such provisions as will be reasonably likely to be sufficient to provide compensation for any claims against the corporation which is the subject of a proceeding or action, and (iii) makes such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation within ten years after the date of dissolution, any liability of stockholders with respect to a liquidating distribution is limited to the lesser is such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. If reasonable provision for claims cannot be made out of funds generated by the interest on the trust account or otherwise are not paid by Mr. Reynolds in accordance with his indemnification, such claims could reduce the amount immediately distributable in liquidation. We intend to comply with the procedures set forth in Section 281(b) of the Delaware General Corporation Law. However, if we do not comply with those procedures, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders will extend beyond the third anniversary of such dissolution, in accordance with Section 278 of the Delaware General Corporation Law. We cannot predict at this time which procedure of Delaware law we would comply with in the event of liquidation. If we elect to comply with Section 280 of the Delaware General Corporation Law, the Company would obtain greater certainty as to potential claims, and the corporation, or successor entity may reject, in whole or in part, claims that are made. In addition, should the Company choose to comply with Section 280, a claimant who receives actual notice as required by Section 280 would be barred from receiving payment if the claimant failed to present the claim in accordance with the required timeframes. Specifically if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. If we elect to comply with the procedures set forth at Section 281(b) of the Delaware General Corporation Law, stockholders will not know at the time of dissolution the scope of potential claims against the corporation. Our stockholders could therefore, potentially be liable for claims to the extent of distributions received by them in a dissolution and any liability of our stockholders will extend beyond the third anniversary of such dissolution.
A significant portion of working capital could be expended in pursuing acquisitions that are not consummated.
     It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make a deposit or down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including a deposit or down payment or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as the shares representing 20% or more of the shares of common stock purchased by our public stockholder vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could adversely affect subsequent attempts to locate and acquire or merge with another business. For more information, see the section entitled “Proposed Business—Effecting a Business Combination — Selection of a target business and structuring of a business combination.”
Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than is typically the case in the pricing of securities and the determination of aggregate proceeds for an operating company in a particular industry.
     Prior to this offering, there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:
•	the history and prospects of similarly structured “blank check” companies;

•	the actual and proposed offerings of those companies, including the structured size of the offerings;

•	the general conditions of the securities markets at the time of the offering; and

•	an assessment by management of the funds necessary to complete an acquisition.
     Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than is typically the case in the pricing of securities for an operating company in a particular industry, as is management’s estimate of the amount needed to fund our operations for the next 24 months since we have no historical operations or financial results. In addition, because we have neither identified nor been provided with the identity of any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination is also arbitrary. We have not engaged in any due diligence, evaluation, discussions (either formal or informal), negotiations or other similar activities with respect to a potential business combination. No affiliate, or unrelated third party, to our knowledge has taken any action described in the preceding sentence that would lead to a business combination. Based on management’s experience in identifying and completing business acquisitions in a variety of industries, management concluded that the net proceeds of the offering would be sufficient to accomplish the acquisition of a business. If management’s assessments prove to be inaccurate, then we may not have sufficient funds to operate and consummate a business combination, in which case we may be forced to liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies.
     Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that we have not yet identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, upon consummation of this offering, including an audited balance sheet demonstrating this fact, we believe that we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 promulgated under the Securities Act of 1933, as amended. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section appearing elsewhere in this prospectus entitled “Proposed Business—Comparison to offerings of blank check companies.”
If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation or conversion price received by stockholders could be less than $5.79 per share.
     Our placing of funds in trust may not protect those funds from third party claims against us or in the event a third party forces us into bankruptcy. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust fund. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. If we engage any vendor that refuses to execute such a waiver, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $5.79, plus interest, due to claims of such creditors. Marshall T. Reynolds has agreed to indemnify us against any claims by any vendor, prospective target business or other entities that would reduce the amount of the funds in the trust. For example, a potential target business may bring an action claiming that we failed to bargain in good faith, resulting in a lost opportunity and claiming damages. Under such circumstances, we may seek indemnification for any losses that may be adjudged against us. However, we cannot assure you that Marshall T. Reynolds will be able to satisfy those obligations. We sought to confirm that Mr. Reynolds has sufficient funds to satisfy his obligations by reviewing his ownership in other public and private companies, and based on such review, we believe that Mr. Reynolds has access to sources of liquidity (including his marketable securities, and access to funding sources) in the event he is required to satisfy those obligations. In addition, to the extent such claims are successfully made against the Company prior to the approval of a business combination, such third party claims may result in the per share conversion price received by the stockholders who vote against a business combination and elect to convert their shares into cash being less than approximately $5.79 per share because such claims would be paid directly by the Company, thereby decreasing the funds available to such stockholders.
     Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

We may issue shares of our capital stock or debt securities to complete a business combination which would reduce the equity interest of our stockholders and could likely cause a change in control of our ownership.
     Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriter’s over-allotment option), there will be 13,073,077 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Ferris, Baker Watts, Incorporated), and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, or debt securities, to complete a business combination. Although we anticipate that any business combination will be structured such that our company is the surviving entity and the stockholders of the target company would not control the combined company, there is a possibility of a change in control if the Company issues capital securities or convertible debt to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:
•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if the preferred stock is issued with rights senior to those afforded to our common stock;

•	could likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
     Similarly, if we issue debt securities, it could result in:
•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to service our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.
     For a more complete discussion of the possible structure of a business combination, see the section appearing elsewhere in this prospectus entitled “Proposed Business—Effecting a business combination—Selection of a target business and structuring of a business combination.”
The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.
     At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Accordingly, if a business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund the business combination in case a larger percentage of stockholders exercise their conversion rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or the business combination may be more highly leveraged than desirable. As a result, we may not be able to effectuate the most attractive business combination available to us.
Our ability to effect a business combination and to execute any potential business plan afterwards will be dependent upon the efforts of our key personnel.
     Our ability to effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although some of our key personnel (most likely, Marshall T. Reynolds, Jack M. Reynolds and Edsel R. Burns) may remain associated with the target business following a business combination, some or all of the management of the target business may remain in place. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. The individuals may be unfamiliar with the requirements of operating a public company as well as with United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time consuming and could lead to various regulatory issues which may adversely affect our operations. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms, which would be determined at such time between the respective parties and which may be a term of the business combination, as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to a business combination. If we acquired a target business in an all cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction as part of the acquisition agreement; an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination.
An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants.
     No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise, a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants However, we cannot assure you that we will be able to do so. Additionally, we have no obligation to settle the warrants for cash in the absence of an effective registration statement or under any other circumstances. The warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. Consequently, the warrants may expire unexercised or unredeemed.
We may redeem your unexpired warrants prior to their exercise while a prospectus is not current, thereby making your warrants worthless.
     We have the ability to redeem outstanding warrants, in whole or in part, at any time after they become exercisable and prior to their expiration, at the price of $.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading-day period following proper notice of such redemption. Such redemption can and may occur while a prospectus is not current and therefore the warrants are not exercisable. If this occurs, your warrants would be worthless.
Private placement warrants have a superior exercise right to warrants received in this public offering.
     Warrants issued in the private placement may be exercised pursuant to an exemption to the requirement that the securities underlying such warrant be registered pursuant to an effective registration statement. Therefore, such warrants may be exercised whether or not a current registration statement is in place. The warrants received in this public offering are not issued under this exemption, therefore they may only be exercised if a current registration statement is in place. The Company is required only to use its best efforts to maintain a current registration statement; therefore, the warrants issued in this public offering may expire worthless.
The loss of key executives could adversely affect our ability to operate.
     Our operations are dependent upon a relatively small group of key executives consisting of Marshall T. Reynolds, our Chairman and Chief Executive Officer, and Jack M. Reynolds, a director and our President. We believe that our success depends on the continued service of our executive management team. Although we currently intend to retain our existing management and enter into employment or other compensation arrangements with them following our initial business combination, the terms of which have not yet been determined, we cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment contracts with any of our current executives. The unexpected loss of the services of one or more of these executives could have a detrimental effect on us.
Our officers and directors may not have significant experience or knowledge of the industry of the target business. This inexperience may adversely affect our ability to successfully operate the business we acquire.
     We cannot assure you that our officers and directors will have experience or sufficient knowledge relating to the industry of the target business to make an appropriate acquisition decision. As a consequence, once we acquire a target business, we may not have the ability to successfully operate it.
Some of our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
     Some of our officers and directors may in the future become affiliated with entities, including other “blank check” companies engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they have fiduciary obligations. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections appearing elsewhere in this prospectus entitled “Management — Directors and Officers” and “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.
All of our officers and directors directly or indirectly own shares of our common stock that will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.
     All of our officers and directors directly or indirectly own stock in our company, but do not have a right with respect to those shares of common stock acquired by them prior to this offering to receive distributions upon our liquidation. Our initial stockholders paid $0.01 per share for the 2,500,000 shares. Additionally, our five directors (as well as a sixth individual) have agreed with Ferris, Baker Watts, Incorporated that they will purchase an aggregate of 3,076,923 warrants in a private placement that will occur prior to this offering. Such warrants have no right to liquidation distributions. The shares and warrants owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination within the required time frame. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.
It is probable that we will only complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.
     The net proceeds from this offering and the private placement will provide us with approximately $56,700,000 (subject to reduction resulting from shareholders electing to convert their shares into cash), which we may use to complete a business combination. Our initial business combination must be with a business or businesses with a fair market value of at least 80% of our net assets (excluding deferred compensation of the underwriters held in trust) at the time of such acquisition. Should we complete only a single business combination with one target business, the prospects for our success may be:
•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.
     In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.
None of our officers or directors has ever been a principal of, or has ever been affiliated with, a company formed with a business purpose similar to ours. As a result, they may be unable to successfully evaluate the profitability of a target business or complete an acquisition within the time frames required.
     Our officers and directors have never served as officers or directors of a development stage public company with the business purpose of raising funds to acquire an operating business. We may be unable to successfully evaluate the profitability of a target business or complete an acquisition within the time frame required and forced to liquidate and distribute the trust account, in which case our public stockholders may receive less than $6.00 per share upon distribution of the trust account because of the expense of this offering, taxes paid with respect to interest earned on the trust account applied toward working capital and our general and administrative expenses, resulting in a partial loss to investors’ initial investment. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate a business combination.
Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.
     We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other financial buyers competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation that we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

Companies with similar business plans to ours have had limited success in completing a business transaction. There can be no assurance that we will successfully identify a potential target business, or complete a business combination.
     Since August 2003, based upon publicly available information, approximately 62 similarly structured blank check companies have completed initial public offerings and approximately 41 companies are currently in registration with the Securities and Exchange Commission. Of these companies, only 10 companies have consummated a business combination, while 15 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 37 blank check companies with more than approximately $2.4 billion in trust that are seeking to carry out a business plan similar to our business plan. While some of those companies have specific industries or geographies that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only one of such companies has completed a business combination and three of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.
If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.
     We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in the following manner:
•	our board of directors will convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the boar’s recommendation of such plan;

•	upon such deadline, we would file the preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.
     In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

     These procedures, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.
If additional financing is required, we may be unable to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.
     We have not yet identified any prospective target business, and, consequently we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders are required to provide any financing to us in connection with or after a business combination.
The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
     We have applied to list our securities on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:
•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
We may enter into a business transaction with an affiliate of our officers, directors or initial shareholders. Such a transaction may create a conflict of interest.
     While we intend to focus primarily on acquiring an operating business in the energy services sector, the possibility exists that we may acquire a business affiliated with one of our officers, directors or initial shareholders. The only two companies affiliated with the Company’s officers or directors that may be considered as possible combination candidates are C.J. Hughes Construction Co., Inc., an underground utility contracting company, and Pritchard Electric Company, Inc., an electrical contractor in West Virginia, Ohio and Kentucky. These companies are the only two affiliated companies that may offer products or services to enhance the acquisition of a third party. The Company would enter into a business combination with an affiliate only in conjunction with or subsequent to an acquisition of an unaffiliated company to the extent the unaffiliated members of the Company’s Board of Directors determine the affiliated company added a complementary component to the unaffiliated company transaction in the form of a product or service that the unaffiliated company needed but did not have. For example, if an unaffiliated company required a service or product (for example, electrical contracting) that may be supplied by either C.J. Hughes Construction Co. or Pritchard Electrical Company, the Company may consider a combination with such affiliated company in conjunction with its business combination with an unaffiliated company. These companies are the only two affiliated companies that may offer products or services to enhance the acquisition of a third party. In no instance would the Company acquire an affiliated company unless such acquisition was part of a business combination with an unaffiliated company or subsequent to a business combination with an unaffiliated company that satisfied the net asset valuation threshold. The Company (including all of its officers, directors, existing shareholders or their affiliates) has had no direct or indirect contact with either C.J. Hughes Construction Co., Inc. or Pritchard Electrical Company, Inc. in the context of a possible business combination and the Company (including all of its officers, directors, existing shareholders or their affiliates) is not aware of any opportunities to combine with these two companies. Jack Reynolds serves as a Vice President of Pritchard Electrical Company. Marshal T. Reynolds and Jack Reynolds are shareholders of Prichard Electrical Company. Marshall T. Reynolds and Neal Scaggs are shareholders and Edsel R. Burns is the President and a shareholder of C.J. Hughes Construction Co., Inc.
     Should we seek to acquire an affiliated business, a potential or actual conflict of interest would exist. For example, such a transaction may create an appearance that a director or officer recommended a business combination solely for personal profit and not because it was in our best interest. Our management and board intend to act in accord with their fiduciary duties to us, and to our shareholders, including obtaining an independent fairness opinion in the event we decide to pursue a business transaction with an affiliate of our directors, officers or initial shareholders. None of the Company, its directors, and its officers, contacts or sources are aware of any current opportunity to acquire an affiliated company. For a complete description of our management’s other affiliations, see “Management—Directors and Officers.”
Our initial stockholders, including our officers and directors, control a substantial interest in us and this may influence certain actions requiring a stockholder vote.
     Upon consummation of our offering and the private placement, our initial stockholders (including all of our officers and directors) will collectively own approximately 20.0% of our issued and outstanding shares of common stock, assuming they do not purchase units in this offering. None of our initial stockholders, officers and directors has indicated to us that they intend to purchase our securities in the offering. In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering, as well as any shares of common stock acquired in connection with or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders.
Our initial stockholders paid an aggregate of $25,000, or $0.01 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.
     The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you and the other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering and the private placement are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.3% or $1.70 per share (the difference between the pro forma net tangible book value per share of $4.30 and the initial offering price of $6.00 per unit).
Failure to maintain a current prospectus relating to the common stock underlying our warrants may allow our warrants to expire worthless.
     No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of our warrants. Under the terms of a warrant agreement between Continental Stock Transfer & Trust Company, New York, New York, as warrant agent, and us, we have agreed only to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to maintain a current prospectus. In the absence of an effective registration statement, we have no obligation to settle the warrants in cash, and the warrants may expire unexecuted or unredeemed. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.
Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination using our common stock as consideration.
     In connection with this offering and the private placement, as part of the units, we will be issuing warrants to purchase 23,076,923 shares of common stock. We will also issue an option to purchase up to 450,000 units to Ferris, Baker Watts, Incorporated, which, if exercised, will result in the issuance of an additional 900,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and the option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of any shares issued to complete the business combination. Accordingly, our warrants and the option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and the option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and the option are exercised, you may experience dilution to your holdings.
If our initial stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.
     Our initial stockholders may request that we register the resale of the 2,500,000 shares of common stock they acquired prior to this offering and our five directors (as well as a sixth individual) may request us to register for resale of the shares of common stock underlying the 3,076,923 warrants they are purchasing in the private placement at any time after we announce that we have entered a letter of intent, an agreement in principle or a definitive agreement in connection with a business combination. If our initial stockholders exercise their registration rights with respect to all of their initial shares of common stock as well as have the securities underlying their warrants registered, then there will be an additional 5,576,923 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.
If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.
     If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:
•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,
which may make it difficult for us to complete a business combination. In addition, we may have imposed upon us burdensome requirements, including:
•	registration as an investment company;

•	adoption of a specific form of corporate structure;

•	reporting, record keeping, voting, proxy, compliance and disclosure requirements; and

•	complying with other rules and regulations.
     We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” (within the meaning of the Investment Company Act of 1940) with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the Investment Company Act of 1940, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.
If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.
     If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:
•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchase with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgement from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.
     If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.
FORWARD-LOOKING STATEMENTS
     This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “would,” “could,” “plan,” “will,” “may,” “intend,” “estimate,” “potential,” “continue” or similar expressions or the negative of these terms are intended to identify forward-looking statements.
     We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

     The information contained in this prospectus identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.
Our forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law and regulations.

USE OF PROCEEDS
     We have agreed to bear all fees, disbursements and expenses in connection with this offering. The net proceeds of this offering will be as set forth in the following table:

	Without Over-	Over-Allotment
	AllotmentOption	Option Exercised
Gross Proceeds(1)
Offering	$60,000,000	$69,000,000
Private placement	2,000,000	2,000,000

Total Gross proceeds	62,000,000	71,000,000
Offering expenses(2)
Underwriting discount (6% of gross proceeds)	3,600,000	4,140,000
Underwriting non-accountable expense allowance(3)	1,200,000	1,200,000
Legal fees	300,000	300,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	38,000	38,000
AMEX listing fee	70,000	70,000
SEC registration fee	20,750	20,750
NASD registration fee	21,250	21,250

Total net proceeds held in trust(4)(5)	$56,700,000	$65,160,000

(1)	Excludes the payment of $100 from Ferris, Baker Watts, Incorporated for its purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrants.

(2)	A portion of the offering expenses have been paid from the funds we received from Marshall T. Reynolds appearing elsewhere in this prospectus. These funds will be repaid out of the proceeds of this offering.

(3)	Ferris, Baker Watts, Incorporated has agreed to deposit $1,200,000 (2.0% of the gross proceeds, excluding the proceeds from any exercise of the over-allotment option) attributable to the underwriters’ deferred non-accountable expense allowance ($0.12 per Unit) into the trust account until the completion of a business combination. Upon the consummation of a business combination, we will pay such deferred non-accountable expense allowance to the underwriters out of the proceeds of this offering held in trust. They have further agreed to forfeit any rights to or claims against such proceeds unless we successfully complete a business combination.

(4)	At closing, Marshall T. Reynolds will loan the Company $150,000, which will be deposited in the Company’s operating account. The loan will be repaid without interest from working capital. This loan is separate and distinct from the $150,000 loan made by Marshall T. Reynolds to the Company prior to this offering, which will be repaid without interest from the offering proceeds.

(5)	Excludes $1,200,000 which represents the underwriters non-accountable expense allowance and which is further described in footnote 3.

     Our working capital will be generated solely from interest earned on the amount held in trust. We will not use more than $1,200,000 of such interest (net of taxes) to fund working capital. We believe the interest earned on the amount held in trust will be sufficient to fund the operations of the Company. Since no compensation of any kind (including finder’s and consulting fees) will be paid to any existing stockholder or their affiliates, other than to Chapman Printing Co., in connection with the general and administrative services arrangement for services rendered to us prior to or in connection with the consummation of a business combination. The following table illustrates how we intend to use working capital funded from interest earned on the amount in trust.

	Amount	Percentage
Working Capital — funded from interest earned on amount held in trust(1)(2)
Identification, due diligence of prospective target business(1)(3)	$240,000	20.0%
Legal, accounting and other expenses attendant to structuring and negotiation of a business combination	350,000	29.2%
Repayment of reimbursable expenses to Chapman Printing Co. (up to $5,000 per month for two years)	120,000	10.0%
Legal and accounting fees relating to SEC reporting obligations(1)	110,000	9.2%
Working capital to cover miscellaneous expenses, directors and officers’ insurance and reserves(3)	305,000	25.4%
Dissolution	75,000	6.2%

Total working capital(1)	$1,200,000	100.0%

(1)	Approximately $1,200,000 of working capital will be funded from the interest earned from the trust proceeds held in trust, net of taxes. The net proceeds of this offering held in the trust account will only be invested in United States “government securities,” defined as any Treasury bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act of 1940. We believe that the interest earned from the trust proceeds held in trust will generate sufficient funding to satisfy our working requirements.

(2)	At closing, Marshall T. Reynolds will loan the Company $150,000, which will be deposited in the Company’s operating account. The loan will be repaid without interest from working capital. This loan is separate and distinct from the $150,000 loan made by Marshall T. Reynolds to the Company prior to this offering, which will be repaid without interest from the offering proceeds.

(3)	The Company may reimburse its directors, officers, employees, stockholders or their respective affiliates for any out-of-pocket expenses they incur in connection with these items.

     All of the net proceeds from the offering will be held in the trust. We do not intend to use any material portion of the funds not held in the trust account to make a deposit or fund a “no-shop, standstill” provision with respect to a prospective business combination. However, if we elect to make such a deposit or fund such a provision, it may materially impair our ability to search for and locate a suitable target business. In the event we make such a deposit, it will be made from funds generally earmarked as working capital generated from interest on the trust account. Depending on the size of such payment and the amount of funds already expended for due diligence and related expenses, our forfeiture of such payments, whether as a result of our breach or otherwise, may result in us not having sufficient funds to continue searching for or conducting due diligence with respect to a target business or complete a business combination. If we expend the funds not held in trust generated from interest on the trust account that is available for working capital (up to $1,200,000), management is not obligated to advance us any additional funds. Without additional financing after such an event, we may be unable to complete a business combination.
     $57,900,000 (including the $1,200,000 of the proceeds attributable to the non-accountable expense allocation) or $66,360,000 if the underwriter’s over-allotment option (including the $1,200,000 of the proceeds attributable to the non-accountable expense allocation) is exercised in full, of net proceeds will be placed in a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination and our liquidation; provided, however, the proceeds held in trust may be used to pay income taxes owed by our company. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. The underwriters have agreed to defer approximately $1,200,000 of the proceeds attributable to their non-accountable expense allowance until the consummation of a business combination. Upon the consummation of a business combination, we will pay such deferred non-accountable expense allowance to the underwriters out of the proceeds of this offering held in trust. Any amounts not paid as consideration to the sellers of the target business or to the underwriters for deferred underwriting fees and expenses may be used to finance operations of the target business. We expect that the operating expenses of a target business may include some or all of the following: capital expenditures, expenditures for future projects, general ongoing expenses including supplies and payroll, expanding markets and strategic acquisitions or alliances.
     The Company shall pay to Chapman Printing Co., an entity associated with and owned in part by Marshall T. Reynolds, up to $5,000 per month for reimbursable expenses (such as administrative expenses, and postage and telephone expenses) at cost. This arrangement is being agreed to by Chapman Printing Co., for our benefit and is not intended to provide Marshall T. Reynolds with compensation in lieu of salary.
     To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.
     Marshall T. Reynolds, our Chairman of the Board and Chief Executive Officer, has advanced to us a total of $150,000, on a non-interest bearing basis, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee, the American Stock Exchange listing fee and legal fees and expenses. The advances will be payable at the consummation of this offering and will be repaid out of the proceeds of this offering. In addition, Mr. Reynolds will loan the Company $150,000 at closing, which will be repaid without interest from working capital.
     The working capital not held in the trust account and not immediately required for the purposes set forth above will only be invested in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. The interest rate earned on the trust account will be the prevailing interest rate on short-term United States treasury securities and money market funds that comply with certain conditions under Rule 2a-7 of the Investment Company Act of 1940. These rates will vary from time to time. On June 30, 2006, the yield on 30-day treasury bills was approximately 5.186% per annum. Based on such prevailing rates, we believe that the income received by the trust fund will be sufficient to provide the contemplated amount of working capital. Until we receive interest income generated from the proceeds held in trust, approximately 30 days from the date of this offering, our initial cash expenses will be funded through a loan from our Chairman of the Board. We believe that payments for most of our initial expenses will not become due until after we receive our first interest payment from the trust account.
     We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Moreover, we do not anticipate any changes from the use of proceeds, as described above.
     We intend to allocate a portion of the working capital for expenses incurred in examining and evaluating prospective target businesses. Marshall T. Reynolds will supervise this process and we expect that he will devote substantial time to our business once we have signed a letter of intent or agreement in principle with a target business that provides for a business combination conditioned upon, among other things, the completion of due diligence. We anticipate that Marshall T. Reynolds will be assisted in his efforts by the Company, together with the Company’s outside attorneys, accountants and other lead managers. We will not pay compensation of any kind (including finder’s and consulting fees) to the Company’s directors, officers, employees, stockholders or their respective affiliates in connection with their performance of due diligence of prospective target companies. However, they will receive reimbursement, at cost, for any actual out-of-pocket expenses they incur in conducting due diligence.
     No compensation of any kind (including finder’s and consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, other than to Chapman Printing, Co., in connection with the general and administrative services arrangement for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement, at cost, for any actual out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. In the event that a business combination is consummated, then such out-of pocket expenses will become obligations of the post-business combination entity.
     Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay Chapman Printing Co. the expenses described above. Other than the reimbursement of expenses, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our initial stockholders, our officers or directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. These reimbursements may be paid from the $200,000 allocated for due diligence. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.
     A public stockholder will receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our dissolution and liquidation (assuming there are no outstanding claims against the trust) or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.
DILUTION
     The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.
     At June 30, 2006, our net tangible book value was a deficiency of $247,493 or approximately $(0.10) per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units sold in this offering and the private placement, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2006 would have been $45,148,590 or $4.30 per share, representing an immediate increase in net tangible book value of $4.40 per share to the initial stockholders and an immediate dilution of $1.70 per share or 28.3% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $11,574,210 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering and the private placement at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering. In addition, if we consummate a business combination, we are obligated to pay the underwriters a deferred non-accountable expense allowance equal to 2.0% of the gross proceeds of this offering (excluding the proceeds from any exercise of the over-allotment option), or approximately $1,200,000 out of the proceeds held in the trust account.
     The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	$(0.10)
Increase attributable to new investors	$4.40

Pro forma net tangible book value after this offering		$4.30

Dilution to new investors		$1.70

     The following table sets forth information with respect to our initial stockholders prior to and after the private placement and the new investors:

	Shares Purchased		Total Consideration		Average
					Price per
	Number	Percentage	Amount	Percentage	Share
Initial stockholders	2,500,000	20.00%	$25,000	0.04%	$0.01
Warrant private placement	—	—	2,000,000	3.22	$—
New investors	10,000,000	80.00	60,000,000	96.74	$6.00

	12,500,000	100.00%	$62,025,000	100.00%

     The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(247,493)
Proceeds from this offering and the private placement	56,700,000
Offering costs paid or accrued and exercised from the net tangible book value before this offering	270,293
Less: Proceeds held in trust subject to conversion to cash	(11,574,210)

$45,148,590

Denominator:
Shares of common stock outstanding prior to this offering and the private placement	2,500,000
Shares of common stock included in the units offered	10,000,000
Less: Shares subject to conversion (10,000,000 × 19.99%)	(1,999,000)

10,501,000

DIVIDEND POLICY
     We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, Delaware law, and other factors that our board of directors deems relevant.

CAPITALIZATION
     The following table sets forth our capitalization as of June 30, 2006, and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	June 30, 2006
	Actual	As Adjusted(1)
Note payable to stockholder	$—	$150,000

Common stock, $0.0001 par value, -0- and 1,999,000 shares which are subject to possible conversion, shares at conversion value	—	11,574,210

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $0.0001 par value, 50,000,000 shares authorized; 2,500,000 shares issued and outstanding and 10,501,000 shares issued and outstanding (excluding 1,999,000 shares subject to possible conversion), as adjusted	250	1,050
Additional paid-in capital	24,750	45,149,740
Deficit accumulated during the development stage	(2,200)	(2,200)

Total stockholders’ equity	22,800	45,148,590

Total capitalization	$22,800	$56,872,800

(1)	Assumes full payment of the underwriters’ discount and expense allowance.
     If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any applicable net interest income thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     The following is a discussion and analysis of our financial condition, results of operations and liquidity and capital resources. This section should be read together with our audited financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in, or implied by, the forward-looking statements contained in this prospectus.
     Energy Services Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:
•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
     Similarly, if we issue debt securities, it could result in:
•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.
     We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.
     As of June 30, 2006, Marshall T. Reynolds, our Chairman and Chief Executive Officer, advanced to us a total of $150,000, which will be used to pay a portion of the expenses of this offering with respect to the SEC registration fee, the NASD registration fee, and legal fees and expenses.
     We estimate that the net proceeds from the sale of the units in the offering and the private placement, and the deferred costs, after deducting offering expenses of approximately $500,000 and underwriting discounts of approximately $3,600,000 (which excludes the deferred non-accountable expense allocation) will be approximately

$57,900,000 or $66,360,000 if the underwriter’s over-allotment option is exercised in full. We will use substantially all of the net proceeds of this offering not being held in trust to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and consummate the business combination. To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, and exclusive of the expenses related to this offering, we anticipate approximately $240,000 of expenses for the due diligence and investigation of a target business, $350,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $120,000 for the administrative fee payable to Chapman Printing Co. ($5,000 per month for two years), $110,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $380,000 for general working capital that will be used for miscellaneous expenses, dissolution and reserves, including approximately $50,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to entering into a business combination. However, we may need to raise additional funds to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination. We would only consummate such a financing simultaneously with the consummation of a business combination.
     We have agreed to sell for $100.00 to Ferris, Baker Watts, Incorporated an option to purchase up to a total of 450,000 units at a per-unit price of $7.50 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,642,500, using an expected life of five years, expected volatility of 75.7% and a risk-free interest rate of 5.10%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. The expected volatility calculation of 75.7% is based on the historical volatility of a sample of 16 publicly traded companies in the energy services sector that trade in the United States because our management believes that this volatility is a reasonable benchmark to use in estimating the expected volatility for our common stock. Utilizing a higher volatility would have had the effect of increasing the implied value of the option.
Quantitative and Qualitative Disclosures About Market Risk
     Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. $57,900,000 of the net offering proceeds (including the $1,200,000 of the proceeds attributable to the non-accountable expense allocation) will be deposited into a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company. The $57,900,000 of net offering proceeds held in trust will only be invested in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so we are not deemed to be an investment company under the Investment Company Act of 1940. Thus, we are subject to market risk primarily through the effect of changes in interest rates on government securities. The effect of other changes, such as foreign exchange rates, commodity prices and/or equity prices, does not pose significant market risk to us.

PROPOSED BUSINESS
Overview
     We are a blank check company incorporated in Delaware on March 31, 2006, in order to serve as a vehicle for a business combination with an operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on cash flow positive companies that have historically generated positive earnings before interest, taxes and depreciation in basic industry opportunities involving energy services. Although we intend to focus our efforts on acquiring an operating business in the energy services sector headquartered in North America, we will consider opportunities to acquire a business unrelated to the energy services sector should such an opportunity be presented to us. Consequently, we are not limited to acquiring a company in any particular industry or type of business. To date, our efforts have been limited to organizational activities and activities related to this offering. Additionally, we expect to focus on companies that have historically exhibited the ability to increase revenues on an annual basis.
     Examples of qualities we will look for in a target company include:
•	experienced operating management groups;

•	demonstrated track records of historical growth in revenues and positive cash flow;

•	involvement in an industry providing opportunity for additional acquisitions;

•	regulatory or technical barriers to entry; and/or

•	companies with identifiable growth prospects with a need for growth capital.
     We intend to seek our target business opportunities from various internal and external sources. We believe that we will be able to generate deal flow from internal sources primarily resulting from personal contacts and relationships that our officers and directors have developed and maintain in the private equity and mergers and acquisition industry, as well as through relationships they have developed and maintain with various professionals, including accountants, consultants, commercial bankers, attorneys, regional brokers and other investors. Initially, we intend to utilize these contacts for the purpose of assisting us in identifying and evaluating potential acquisition candidates, although no such activities have been initiated yet. We will also seek to generate potential transactions from external sources by contacting investment bankers, venture capital funds, private equity funds, and other members of the financial community which may present solicited or unsolicited proposals. While our management team is experienced in running companies in a variety of industries we have not run a company in the energy services sector. Therefore, following the offering, we intend on working with our advisors to identify persons with expertise in the energy services sector. Such individuals it is hoped, will assist us in identifying and evaluating acquisition opportunities in the energy services sector.
Competitive Strengths
     We believe that our company will succeed in consummating a business combination with a target business or businesses as a result of the following:
•	Experienced Transactional Investors. Our officers have extensive experience in the private equity and mergers and acquisitions industry. We have been involved in middle market transaction development, acquisition due diligence, structuring, negotiating and closing middle market acquisition and growth financing transactions. In addition, our officers have served on the Boards of Directors of acquiring and acquired middle market companies.

•	Extensive Private Equity and Mergers and Acquisitions Contacts. Our management team and Board of Directors have significant experience and contacts in the private equity and mergers and acquisitions industry. While we will continue to consider and evaluate acquisitions that have been identified in the public or private markets, we believe focusing on the origination of acquisitions through our management’s contacts will create valuable opportunities.

•	Investment Management Experience. Our officers and directors have significant experience managing operating company investments in a variety of manufacturing and other industries. See “Management-Directors and Officers” for the professional biographies of these individuals, although they may not have significant experience or knowledge of the industry of a potential target business. In particular, Mr. Marshall Reynolds has 42 years of experience as chief executive officer, chairman of the board, or principal investor in a number of companies. Our management group has an average of 32 years of experience investing in, and managing, companies in a variety of industries.
Effecting a business combination
General
     To date, we have not selected any target business for a business combination and none of our management, affiliates, sources or contacts have taken any affirmative steps to search for or locate a target business and have had no contacts, preliminary or otherwise, with any potential target businesses. No person or entity representing us or affiliated with us has taken any indirect or direct measure to search for or locate a target business. Moreover, neither we nor any of our affiliates, agents or representatives has had any contact or discussions, directly or indirectly, with representatives of any other company regarding a potential business combination with such company nor have we, nor any of our affiliates, agents or representatives, been approached, directly or indirectly, by any potential candidates (or representatives of any potential candidates) with respect to such a transaction or by any unaffiliated party with respect to a potential candidate or a potential transaction with such a candidate. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable candidate for a proposed business combination.
     We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.
Restrictions in our Certificate of Incorporation with Respect to a Business Combination
     Our certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our certificate of incorporation provides, among other things, that:
•	prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if: (i) approved by a majority of the shares of common stock voted by the public stockholders, and (ii) public stockholders owning less than 20% of the shares purchased by the public stockholders in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination (or series of business combinations) be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets (excluding deferred compensation of the underwriters held in trust) at the time of such business combination.
     Our certificate of incorporation prohibits the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.
     We will only structure or consummate a business combination in which all stockholders exercising their conversion rights, up to 19.99%, are entitled to receive their pro rata portion of the trust account (net of taxes payable). Additionally, we will not propose a business combination to our stockholders which includes a provision that such business combination will not be consummated if stockholders owning less than 19.99% vote against such business combination and exercise their conversion rights as described herein. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination.
We have not selected or approached any target business
     To date, we have not selected or approached any target business on which to concentrate our search for a business combination. Subject to the limitations that a target business or businesses acquired simultaneously must have a fair market value of at least 80% of our net assets (excluding deferred compensation of the underwriters held in trust) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Although we will focus on acquiring an operating business in the energy services sector, we may acquire companies operating in any industry we choose. Accordingly, there is no reliable basis for investors in this offering to currently evaluate the possible merits or risks of the target business with which, or industry in which, we may ultimately complete a business combination. To the extent we effect a business combination with an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
Sources of target businesses
     We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors as well as their affiliates, contacts or sources may also bring to our attention target business candidates.

None of the Company directors, officers, affiliates, contacts or sources have been contacted regarding any potential target business. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. We expect that we may be contacted by unsolicited parties who become aware of our interest in prospective targets through press releases, word of mouth, media coverage and our website, should these outlets develop. We may pay a finder’s fee to any unaffiliated party that provides information regarding prospective targets to us. Any such fee would be conditioned on our consummating a business combination with the identified target. We anticipate that such fees, if any, would be a percentage of the consideration associated with such business combination, with the percentage to be determined based on local market conditions at the time of such business combination.
Selection of a target business and structuring of a business combination
     Marshall T. Reynolds will supervise the process of evaluating prospective target businesses, and we expect that he will devote substantial time to our business once we have signed a term sheet with a target business that provides for a business combination conditioned in part on the completion of due diligence. We anticipate that Marshall T. Reynolds will be assisted in his efforts by the Company, together with the Company’s outside attorneys, accountants and other representatives.
     Subject to the requirement that our initial business combination, which may be a transaction to acquire one or more businesses simultaneously, must be with a target business with a fair market value that is at least 80% of our net assets (excluding deferred non-accountable expense allocation of the underwriters held in trust) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:
•	financial condition and results of operation;

•	cash flow potential;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	customer base;

•	security measures employed to protect technology, trademarks or trade secrets;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

     These criteria are not intended to be exhaustive and the Company has not established any specific quantitative criteria or formula to evaluate a prospective target business. The Company will consider acquiring an underperforming or distressed company based on the above-listed factors, although it does not intend to focus its efforts on acquiring such a company. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.
     The structure of a particular business combination may take the form of a merger, capital stock exchange, asset acquisition or other similar structure. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, or debt securities, to complete a business combination.
     The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder’s or consulting fees to our initial stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination. We will not, and no other person or entity will, pay any finder’s or consulting fees to our existing directors, officers or stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination. In addition, we will not make any other payment to them out of the proceeds of this offering (or the funds held in trust) other than reimbursement for any out-of-pocket expenses they incur in conducting due diligence, the payments to Chapman Printing Co. for reimbursable expenses and for the repayment of the $150,000 in advances from Marshall T. Reynolds to us. This arrangement is being agreed to by Chapman Printing Co. for our benefit and is not intended to provide Marshall T. Reynolds compensation in lieu of salary.
Fair market value of target business
     The initial target business or businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. Deferred non-accountable expense allocation of the underwriters held in trust shall be excluded from our net assets when calculating the 80% fair market value requirement. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. To further minimize the potential appearance of a conflict of interest, we will not consummate a business combination with an entity which is affiliated with any of our initial stockholders, officers or directors unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. In the event that we obtain such opinion, we will file it with the Securities and Exchange Commission.
Lack of business diversification
     Our initial business combination must be with a target business or businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. We expect to effect only a single business combination with one target business. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:
•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.
Limited ability to evaluate the target business’ management
     Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, although the intent of our current officers and directors is to remain associated with us following the completion of an acquisition, any such officer or director may resign upon consummation of a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.
     Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Stockholder approval of business combination
     Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.
     In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, as well as any shares of common stock acquired in connection with or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights. We will only structure or consummate a business combination in which all stockholders exercising their conversion rights, up to 19.99%, are entitled to receive their pro rata portion of the trust account (net of taxes payable). Additionally, we will not propose a business combination to our stockholders which includes a provision that such business combination will not be consummated if stockholders owning less than 19.99% vote against such business combination and exercise their conversion rights as described herein. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination.
Conversion rights
     At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Without taking into account any interest earned on the trust account or related income taxes, the initial per-share conversion price would be approximately $5.79 or $0.21 less than the per-unit offering price of $6.00. We will take steps to try to protect the assets held in trust from third-party claims. However, to the extent that such claims are successfully made against the trust assets, they may reduce the per-share conversion price below approximately $5.79.
     An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning an aggregate of 20% or more of the shares sold in this offering both vote against a business combination and exercise their conversion rights. We will only structure or consummate a business combination in which all stockholders exercising their conversion rights, up to 19.99%, are entitled to receive their pro rata portion of the trust account (net of taxes payable). Additionally, we will not propose a business combination to our stockholders which includes a provision that such business combination will not be consummated if stockholders owning less than 19.99% vote against such business combination and exercise their conversion rights as described herein. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination.
Dissolution and liquidation if no business combination
     If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering and with respect to the 3,076,923 warrants purchased in the private placement. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.
     We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in the following manner:
•	our board of directors will, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution and the board’s recommendation of such plan;

•	upon such deadline, we would file the preliminary proxy statement with the Securities and Exchange Commission;

•	if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution; and

•	if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.
     In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board’s recommended plan of distribution and dissolution, in the event our stockholders do not approve such a business combination. If we seek approval from our stockholders to consummate a business combination more than 90 days before the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will not be required to seek stockholder approval for our board’s recommended plan of dissolution and distribution, in the event our stockholders do not approve such business combination, although we may include such proposal in our discretion. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan. Immediately upon the approval by our stockholders of our plan of dissolution and distribution, we will liquidate our trust account to our public stockholders.
     If we were to expend none of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $5.79, plus available interest or $0.21 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be senior to the claims of our public stockholders. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust fund. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Marshall T. Reynolds has agreed to indemnify us against any claims by any vendor, prospective target business or other entities that would reduce the amount of the funds in trust. However, we cannot assure you that Marshall T. Reynolds will be able to satisfy those obligations. Furthermore, we cannot assure you that the actual per-share liquidation price will not be less than $5.79, plus available interest, due to claims of creditors.
     If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.
     If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), we will dissolve and distribute to our public stockholders an amount equal to the amount in the trust account, inclusive of any interest, net of taxes plus any remaining assets. The Delaware General Corporation Law provides two procedures for persons to file a claim against a corporation that dissolves. Under Delaware law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon dissolution. Consequently, if the trust account is dissolved and paid out prior to all creditors being paid on their claims, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.
     If the corporation complies with procedures set forth at Section 280 of the Delaware General Corporation Law, it must provide a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. If reasonable provision for claims cannot be made out of funds generated by the interest on the trust account, such provision could reduce the amount immediately distributable in liquidation. Consequently, final liquidating distribution of amounts remaining in provision for claims could be delayed.
     In the event that the corporation chooses not to follow the procedures set forth at Section 280 of the Delaware General Corporation Law for permitting claims to be filed against a corporation, Section 281(b) of the Delaware General Corporation Law requires that the corporation, or any successor entity, adopt a plan of distribution under which the dissolved corporation: (i) pays, or makes reasonable provision to pay all claims and obligations, including contingent, conditional, or unmatured contractual claims known to the corporation or successor entity; (ii) makes provisions which are reasonably sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party; and (iii) provides compensation for claims that have not been made against the corporation, but based on facts known to the corporation or successor entity are likely to arise within 10 years after the date of dissolution. The plan of dissolution must provide that all claims will be paid in full. If there are insufficient assets to satisfy such claims the plan must indicate that claims shall be paid, or provided for according to their priority and, among claims of equal priority, ratably to the extent there are assets legally available. Any remaining assets shall be distributed to the stockholders of the dissolved corporation.
     We cannot predict at this time whether we will comply with the procedures set forth in Sections 280 or 281(b) of the Delaware General Corporation Law. Compliance with Sections 280 and 281(b) is designed to provide a “safe harbor” such that directors (or governing persons of a successor entity) will not be held personally liable to unpaid claimants of the corporation for having improperly distributed assets. If we elect to comply with Section 280 of the Delaware General Corporation Law, we would obtain greater certainty as to potential claims, and we, or our successor entity may reject, in whole or in part, claims that are made. In addition, should we choose to comply with Section 280, a claimant who receives actual notice as required by Section 280 would be barred from receiving payment if the claimant failed to present the claim in accordance with the timeframes described above. If we elect to comply with the procedures set forth at Section 281(b) of the Delaware General Corporation Law, stockholders will not know at the time of dissolution the scope of potential claims against the corporation. Our stockholders could therefore, potentially be liable for claims to the extent of distributions received by them in a dissolution and any liability of our stockholders will extend beyond the third anniversary of such dissolution.
     We intend to pay the costs of any dissolution from our working capital. Dissolution of a company under Delaware law requires filing a Plan of Dissolution with the State of Delaware and will require an affirmative vote of stockholders; therefore we cannot provide investors a specific timetable for our dissolution and liquidation and there will be delays with distributing the funds in the trust account due to the process of dissolving the company. In addition, we estimate our total costs and expenses for implementing and completing a plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders (if required) of our plan of dissolution and liquidation. We believe that there should be sufficient interest on the trust account available to us to fund the $50,000 to $75,000 of expenses, although we cannot give you assurances that these will be sufficient funds for such purposes. If these funds are not sufficient, we will use funds from the trust fund to pay these costs. Delaware law provides that stockholders must approve the dissolution of the corporation. In the event that stockholders do not approve the dissolution of the corporation the Board of Directors will request that the trust account be distributed to stockholders, and the corporate charter will continue to exist; however, we will become inactive. We will not invest, reinvest or trade in securities, nor will we take any other action that would cause us to be considered an “investment company” under the Investment Company Act of 1940. Since creditors have a priority claim to the corporate assets, perfected claims against us would result in reduced distributions from the trust to stockholders. Furthermore, in the event that we file for bankruptcy, protection or an involuntary bankruptcy case is filed against us, a bankruptcy court may prohibit the payment of trust funds to stockholders during the pendency of bankruptcy proceeding. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Marshall T. Reynolds has agreed to indemnify us against any claims by any vendor, prospective target business or other entities that would reduce the amount of the funds in the trust. For example, a potential target business may bring an action claiming that we failed to bargain in good faith, resulting in a lost opportunity and claiming damages. Under such circumstances, we may seek indemnification for any losses that may be adjudged against us.
     Our public stockholders will receive funds from the trust account only in the event of our dissolution and liquidation (assuming there are no outstanding claims against the trust) or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.
Competition
     In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. Further:
•	our obligation to seek stockholder approval of a business combination may delay or threaten the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

•	our outstanding warrants and the option, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.
     Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.
     If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities
     We maintain our executive offices at 2450 First Avenue, Huntington, West Virginia 25703. Chapman Printing Co. has agreed to provide us with certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, at this location pursuant to a letter agreement between us and Chapman Printing Co. We will reimburse Chapman Printing Co. for expenses up to $5,000 per month. We consider our current office space adequate for our current operations.
Employees
     We have two executive officers, both of whom are members of our board of directors. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs, although we expect for Marshall T. Reynolds to devote substantial time to our business once we have signed a letter of intent or agreement in principle with a target business that provides for a business combination conditioned in part on the completion of due diligence. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.
Legal Proceedings
     We are not involved in any litigation or administrative proceedings.
Periodic reporting and audited financial statements
     We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.
     We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In addition, our management will ensure that the target company complies with, on a timely basis, with the Sarbanes-Oxley Act of 2002. Our management believes that the requirement of having available audited financial statements for the target business, as well as achieving timely compliance with the Sarbanes-Oxley Act of 2002, will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies
     The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC, assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter has not exercised its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

Terms Under a
	Terms of Our Offering	Rule 419 Offering
Escrow of offering proceeds	$57,900,000 of the net offering proceeds (including the private placement) will be deposited into a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company.	$52,110,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $57,900,000 of net offering proceeds (including the private placement) held in trust will only be invested in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business (or businesses) that we acquire must have a fair market value equal to at least 80% of our net assets (excluding deferred compensation of the underwriters held in trust) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Terms Under a
	Terms of Our Offering	Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the Warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Terms Under a
	Terms of Our Offering	Rule 419 Offering
Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

Receipt of interest on escrow funds	Interest on proceeds from trust account to be paid to stockholders is reduced by (i) up to $1.2 million that can be used for working capital purposes, and (ii) any taxes paid or due on the interest generated.	All interest on funds in escrow account would be held for the sole benefit of investors.

MANAGEMENT
Directors and Officers
     Our current directors and executive officers are as follows:

Name	Age	Position
Marshall T. Reynolds	69	Chairman of the Board, Chief Executive Officer and Secretary
Jack M. Reynolds	41	Director, President and Chief Financial Officer
Edsel R. Burns	55	Director
Neal W. Scaggs	69	Director
Joseph L. Williams	61	Director
     Marshall T. Reynolds has served as Chairman of the Board of Directors of the Company since its inception. Mr. Reynolds has served as Chief Executive Officer and Chairman of the Board Directors of Champion Industries, Inc., a commercial printer, business form manufacturer and supplier of office products and furniture, from 1992 to the present, and sole shareholder from 1972 to 1993; President and General Manager of The Harrah & Reynolds Corporation, from 1964 (and sole shareholder since 1972) to present; Chairman of the Board of Directors of Portec Rail Products, Inc.; Chairman of the Board of Directors of the Radisson Hotel in Huntington, West Virginia; and Chairman of the Board of Directors of McCorkle Machine and Engineering Company in Huntington, West Virginia. Mr. Reynolds also serves as a Director of the Abigail Adams National Bancorp, Inc. in Washington, D.C.; Chairman of the Board of Directors of First Guaranty Bank in Hammond, Louisiana; and Chairman of the Board of Directors of Premier Financial Bancorp, Inc. in Huntington, West Virginia. Mr. Reynolds is the father of Jack Reynolds.
     Jack Reynolds has served as President, Chief Financial Officer and a member of the Board of Directors of the Company since its inception. Mr. Reynolds has been a Vice President of Pritchard Electric Company since 1998. Pritchard is an electrical contractor providing electrical services to both utility companies as well as private industries. Mr. Reynolds also serves as a Director of Citizens Deposit Bank of Vanceburg, Kentucky.
     Edsel R. Burns has been a Director since our inception. Mr. Burns has been President and Chief Executive Officer of C. J. Hughes Construction Company, Inc. from September of 2002 to the present. C. J. Hughes is an underground utility construction company specializing in gas and water line replacement as well as utility environmental issues. From January 2002 to September of 2002, Mr. Burns was self-employed as an independent financial consultant to banks. From June of 2001 to December 2001, Mr. Burns was the Chief Financial Officer for Genesis Health Systems, a holding company for a collaborative group of three hospitals, two in Huntington, West Virginia and one in Point Pleasant, West Virginia. Mr. Burns is a Certified Public accountant and is a member of the American Institute of Certified Public Accountants as well as the West Virginia and Ohio societies of CPAs. He also is on the Board of Directors of Premier Financial Bancorp, Inc.
     Neal W. Scaggs has been a Director since our inception. Mr. Scaggs has been president of Basiden Brothers, Inc. (retail and wholesale hardware) from 1963 to the present. Mr. Scaggs is on the Boards of Directors of Premier Financial Bancorp, Inc., Champion Industries, Inc. and Portec Rail Products, Inc.
     Joseph L. Williams has been a Director since our inception. Mr. Williams is the Chairman and Chief Executive Officer of Basic Supply Company, Inc., which he founded in 1977. Mr. Williams was one of the organizers and is a Director of First Sentry Bank, Huntington, West Virginia. Mr. Williams also serves as a Director of Abigail Adams National Bancorp, Inc., in Washington, D.C. Mr. Williams is also a Director of Consolidated Bank & Trust Co., in Richmond, Virginia. Mr. Williams is a Director of the West Virginia Capital Corporation and the West Virginia Governor’s Workforce Investment Council. He is a former Director of Unlimited Future, Inc. (a small business incubator) and a former Member of the National Advisory Council of the U.S. Small Business Administration. Mr. Williams is a former Mayor and City Councilman of the City of Huntington, West Virginia. He is a graduate of Marshall University with a degree in finance and is a member its Institutional Board of Governors.

     Our board of directors has five directors. The directors, consisting of Marshall Reynolds, Jack Reynolds, Edsel Burns, Neal Scaggs and Joseph Williams, will serve until the next annual meeting of stockholders and until their successors are elected and qualified. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition.
Officer and Director Experience
     As the foregoing biographies illustrate, our officers and directors have significant and long-standing experience in the operation of businesses in a variety of industries. Many of the companies with which our management team is involved were underperforming at the time members of our management team became associated with them. Examples of the results of our efforts are:
•	Portec Rail Products – Mr. Reynolds became involved with Portec Rail in December of 1997. At that time, Portec Rail had annual sales of $39 million and a net income of $2.6 million. For the fiscal year ended December 2005, Portec Rail had $91 million in sales and $5.8 million in net income. Portec Rail had $6.5 million in equity at December 31, 1997 and $50.4 million in equity at December 31, 2005.

•	C. J. Hughes – Mr. Reynolds and a group of investors (including Messrs. Scaggs, Burns and Douglas Reynolds) acquired 50% ownership in C. J. Hughes Construction in September of 2002. At that time C. J. Hughes had a negative net worth and had a loss of approximately $1.3 million for that fiscal year on sales of approximately $15 million. At and for the fiscal year ended December 31, 2005, C. J. Hughes had a net worth of $3.7 million and a net income of approximately $1.9 million on sales $29.6 million. This net income is before tax since C. J. Hughes is a subchapter S corporation.
     Based on the foregoing, and the average of 32 years experience running and investing in businesses, management believes it has the expertise required to identify suitable acquisition targets, and following an acquisition, to maximize the potential profitability of such companies.
Director Independence
     Our board of directors has determined that Mr. Burns, Mr. Scaggs and Mr. Williams are “independent directors” as defined in Rule 10A-3 of the Exchange Act.
Board Committees
     On completion of this offering, our board of directors will have an audit committee. Our board of directors has adopted a charter for this committee as well as a code of ethics that governs the conduct of our officers and employees.
Audit Committee
     Upon completion of this offering, our audit committee will consist of Messrs. Burns, Scaggs, and Williams. The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the SEC. Each member of our audit committee will be financially literate, and our board of directors has determined that Mr. Burns qualifies as an audit committee financial expert, as such term is defined by SEC rules.
     The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also recommend the firm selected to be our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.
Other Committees
     Our board has determined that the independent members of our board of directors will perform the duties of the nominating committee and the compensation committee of the board of directors. As a result, the independent directors will (i) identify individuals qualified to become members of the board of directors and recommend to the board of directors the nominees for election to the board of directors, (ii) recommend director nominees for each committee to the board of directors, (iii) identify individuals to fill any vacancies on the board of directors, (iv) discharge the board of directors’ responsibilities relating to compensation of our directors and officers and (v) review and recommend to the board of directors, compensation plans, policies and benefit programs, as well as approve chief executive officer compensation.
Code of Ethics
     We have adopted a code of ethics applicable to our directors, officers and employees in accordance with applicable Federal securities laws and rules of the American Stock Exchange.
Executive Compensation
     No executive officer or director has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Chapman Printing Co., an entity associated with and owned in part by Marshall T. Reynolds, up to $5,000 per month for reimbursable expenses (such as administrative expenses, postage and telephone expenses) at cost. However, this arrangement is solely for our benefit and is not intended to provide Marshall T. Reynolds compensation in lieu of a salary.
     Other than this expense reimbursement, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our initial stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Our current management may only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. The financial interest of our offices and directors, including any compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholder’s best interest.
Conflicts of interest
     Potential investors should be aware of the following potential or actual conflicts of interest:
•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. The Company would enter into a business combination with an affiliate only in conjunction with or subsequent to an acquisition of an unaffiliated company to the extent such transaction would complement an unaffiliated company transaction. In no instance would the Company acquire an affiliated company unless such acquisition was part of a business combination with an unaffiliated company or subsequent to a business combination with an unaffiliated company that satisfied the net asset valuation threshold. The only two companies affiliated with the Company’s officers or directors that may be considered as possible combination candidates are C.J. Hughes Construction Co., Inc., an underground utility contracting company, and Pritchard Electric Company, Inc., an electrical contractor in West Virginia, Ohio and Kentucky. These companies are the only two affiliated companies that may offer products or services to enhance the acquisition of a third party. For example, if an unaffiliated company required a service or product (for example, electrical contracting) that may be supplied by either C.J. Hughes Construction Co. or Pritchard Electric Company, the Company may consider a combination with such affiliated company in conjunction with its business combination with an unaffiliated company. Jack Reynolds serves as a Vice President of Pritchard Electrical Company. Marshall T. Reynolds and Jack Reynolds are shareholders of Prichard Electrical Company. Marshall T. Reynolds and Neal Scaggs are shareholders and Edsel R. Burns is the President and a shareholder of C.J. Hughes Construction Co., Inc. The Company (including all of its officers, directors, existing shareholders or their affiliates) has had no direct or indirect contact with either C.J. Hughes Construction Co., Inc. or Pritchard Electrical Company, Inc. in the context of a possible business combination and the Company (including all of its officers, directors, existing shareholders or their affiliates) is not aware of any opportunities to combine with these two companies. For a complete description of our management’s other affiliations, see the previous section entitled “—Directors and Officers.”

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination on a timely basis and securing the release of their stock.

•	Following the completion of a business transaction we may enter into employment or consulting agreements with our officers. Such arrangements are not expected to be a term of any business combination agreement.

•	We may purchase a company affiliated with one or more of our officers or directors, in which case we will obtain a fairness opinion from an independent investment bank. Any such acquisition would involve conflicts of interest which we would seek to address through reliance on independent director involvement and investment banking advice.
     In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.
     Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
     In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earlier of a business combination, our liquidation and such time as he ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have.
     In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which they own at the time of a stockholder vote in the same manner as the shares voted by the public stockholders. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering.
     To further minimize potential conflicts of interest, we will not consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. In the event that we obtain such opinion, we will file it with the Securities and Exchange Commission.

PRINCIPAL STOCKHOLDERS
     The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming they do not purchase units in this offering), by:
•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.
     Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and	Approximate Percentage of
	Nature of	Outstanding Common Stock
	Beneficial	Before	After
Name and Address of Beneficial Owner(1)	Ownership	Offering	Offering(2)
Marshall T. Reynolds	625,000	25.0%	5.0%
Jack M. Reynolds	500,000	20.0%	4.0%
Edsel R. Burns	625,000	25.0%	5.0%
Neal W. Scaggs	125,000	5.0%	1.0%
Joseph L. Williams	125,000	5.0%	1.0%
Douglas Reynolds(3)	500,000	20.0%	4.0%

All directors and officers as a group (5 individuals)		80.0%	16.0%

(1)	The business address of each person is 2450 First Avenue, Huntington, West Virginia 25703.

(2)	Our five directors and a sixth individual have agreed to purchase an aggregate of 3,076,923 warrants in the private placement, which purchase will occur immediately prior to the offering. As the warrants are not exercisable within 60 days of the date of the prospectus, they are not included in the table.

(3)	Douglas Reynolds is the son of Marshall T. Reynolds and the brother of Jack M. Reynolds. Mr. Douglas Reynolds’ address is Reynolds and Brown, PLLC, 703 5th Avenue, Huntington, West Virginia 25701.
     Immediately after this offering and the private placement, our initial stockholders, which include all of our officers and directors as well as the son of our Chairman and Chief Executive Officer, collectively, will beneficially own approximately 20.0% of the then issued and outstanding shares of our common stock. Because of this ownership block, these initial stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.
     All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to certain limited exceptions (each of which requires that the shares remain in escrow for the required period), these shares will not be transferable during the escrow period and will not be released until six months after the consummation of a business combination.
     If we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock (excluding common stock included in the warrants purchased in the private placement) upon consummation of the offering (common stock issued pursuant to the underwriters’ over-allotment option).

     During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children, trusts established for their benefit, or to affiliated companies, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.
     Our five directors as well as Douglas Reynolds have agreed to purchase an aggregate of 3,076,923 warrants at a price of $0.65 per warrant ($2,000,000 in the aggregate) in a private placement that will occur prior to this offering. Such warrants will be identical to the warrants in this offering, and as such, these individuals will not have any right to any liquidation distributions with respect to the warrants included in such private placement in the event we fail to consummate a business combination. The warrants not be sold, assigned or transferred until we consummate a business combination. Such individuals have further agreed to waive their right to any liquidation distributions with respect to such warrants in the event we fail to consummate a business combination.
     The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.
     In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of the shares of common stock owned by them immediately prior to this offering and the private placement, as well as any shares they may acquire in connection with or after the offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. Accordingly, they will not be entitled to exercise the conversion rights available to public stockholders who vote against a business combination.
CERTAIN TRANSACTIONS
     As of June 30, 2006, we have issued 2,500,000 shares of our common stock to the parties set forth below for $25,000 in cash, at a purchase price of $0.01 per share, as follows:

	Number of
Name	Shares	Relationship to Us
Marshall T. Reynolds	625,000	Chairman of the Board, Chief Executive Officer and Secretary
Jack M. Reynolds	500,000	Director, President and Chief Financial Officer
Edsel R. Burns	625,000	Director
Neal W. Scaggs	125,000	Director
Joseph L. Williams	125,000	Director
Douglas Reynolds	500,000	(1)

(1)	Douglas Reynolds is the son of Marshall T. Reynolds and the brother of Jack M. Reynolds.
     The holders of the majority of these shares may request that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. We will use our best efforts to prepare and file such registration statement, although we are not obligated to do so. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders may request certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will use our best efforts to prepare and file such registration statements although we are not obligated to do so. We will bear the expenses incurred in connection with the filing of any such registration statements.
     Our five directors as well as Douglas Reynolds have agreed with Ferris, Baker Watts, Incorporated that they will purchase in the aggregate 3,076,923 warrants in a private placement that will occur prior to this offering at a price equal to the price of this offering, $0.65 per warrant. In no event shall the Company be obligated to settle these warrants, in whole or in part, for cash. Therefore any and all such warrants can expire unexcused or unredeemed. The existing stockholders have agreed that to the extent any of them are warrantholders they have no rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering, and the 3,076,923 warrants included in the private placement, therefore, they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of the shares of common stock owned by them, including those acquired in the private placement or during or after this offering, in accordance with the majority of the shares of common stock voted by the public stockholders.
     Chapman Printing Co., an entity associated, with and owned in part by Marshall T. Reynolds has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us at certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Huntington, West Virginia, as we may require from time to time. We have agreed to pay Chapman Printing Co. up to $5,000 per month for reimbursable expenses. Marshall T. Reynolds is a part owner of Chapman Printing Co.
     However, this arrangement is solely for our benefit and is not intended to provide Marshall T. Reynolds compensation in lieu of a salary. However, if our directors are not deemed “independent,” we will not have had the benefit of disinterested directors approving this transaction.
     Marshall T. Reynolds has advanced a total of $150,000, on a non-interest bearing basis, to us as of the date of this prospectus to cover expenses related to this offering. The advances will be payable on the earlier of                     , 2006 and the consummation of this offering. We intend to repay these advances from the proceeds of this offering. Following this offering, Marshall T. Reynolds intends to advance the Company $150,000 for working capital purposes.
     We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.
     Other than the payment of up to $5,000 per-month for reimbursable out-of-pocket expenses (such as administrative expenses, postage and telephone expenses) at cost payable to Chapman Printing Co., no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.
     Marshall T. Reynolds is deemed to be our “promoter” as such term is defined under the Federal securities laws.

DESCRIPTION OF SECURITIES
General
     We are authorized to issue 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 2,500,000 shares of common stock are outstanding, held by six (6) record holders. No shares of preferred stock are currently outstanding.
Units
     Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated informs us of its decision to allow earlier separate trading, provided that, in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over- allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of the Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment.
Common Stock
     Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders, officers and directors. Additionally, our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.
     We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.
     Our board of directors consists of five directors who shall serve until the next annual meeting of stockholders and until his successor is elected and qualified. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
     If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering and the 3,076,923 warrants to be acquired by our five directors as well as Douglas Reynolds in the private placement if we are forced to liquidate.
     Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock
     Our certificate of incorporation, as amended, authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
     No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:
•	the completion of a business combination; and

•	one year from the date of this prospectus.
     The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City local time or earlier upon redemption.
     We may call the warrants for redemption:
•	in whole and not in part;

•	at a price of $.01 per warrant;

•	at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.
     The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
     The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including, in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.
     The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
     No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed touse our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event is the Company obligated to settle any warrant, in whole or in part, for cash in the event it is unable to deliver registered shares of common stock and if it is unable to do so, the warrants could expire unexercised.
     No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Purchase option
     We have agreed to sell to Ferris, Baker Watts, Incorporated for $100.00 an option to purchase up to a total of 450,000 units at a per-unit price of $7.50 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering) and will have a cashless exercise provision. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled “Underwriting — Purchase Option.”
Dividends
     We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then current board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.
Our transfer agent and warrant agent
     The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.
Shares eligible for future sale
     Immediately after this offering and the private placement, we will have 12,500,000 shares of common stock outstanding, or 14,000,000 shares if the underwriter’s over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. This will not include the 3,076,923 warrants being purchased in the private placement by our five directors and a sixth individual, which are subject to a lock-up agreement with us and the lead manager of the underwriters until we complete a business combination. All of the remaining 2,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Currently, each holder of these shares is our affiliate, and as such the Securities and Exchange Commission has taken the position that such individuals and their transferees, both before and after a business combination, would be deemed an “underwriter” under the Securities Act when reselling the securities. Accordingly, Rule 144 would not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering, regardless of whether such individuals remain affiliates of the Company.
     Furthermore, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act prior to the completion of the offering, we will effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock (excluding common stock included in the warrants purchased in the private placement) and common stock issued pursuant to the underwriters’ over-allotment option). Any such shares received as a result of such stock dividend shall also be subject to the restrictions set forth in the current position of the Securities and Exchange Commission described above.
Registration Rights
     The holders of our 2,500,000 issued and outstanding shares of common stock on the date of this prospectus as well as the 3,076,923 warrants and shares of common stock issuable upon exercise of the warrants sold in the private placement will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The Company is only required to use its best efforts to cause the registration statement relating to the resale to be declared effective and, once effective, only to use its best efforts to maintain the effectiveness of the registration statement. The holders of Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock. We will bear the expenses incurred in connection with the filing of any such registration statements.
Delaware Anti-Takeover Law
     We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder,
for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets. However the above provisions of Section 203 do not apply if:
•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
     This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

UNDERWRITING
     Subject to the terms and conditions of an underwriting agreement dated                     , 2006, Ferris, Baker Watts, Incorporated, as the lead manager of the underwriters, has agreed to purchase from us the number of units indicated in the following table. Ferris, Baker Watts, Incorporated is acting as the lead manager of the underwriters of this offering.

Underwriters	Number of Units
Ferris, Baker Watts, Incorporated

Total	10,000,000

     This offering will be underwritten on a firm commitment basis. The underwriters propose to offer units, comprised of one share of common stock and two warrants, directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $            per share. The underwriters may allow, and these selected dealers may re-allow, a concession of not more than $            per share to other brokers and dealers. After the units are released for sale to the public, the offering price and other selling terms may, from time to time, be changed by the underwriters.
     The underwriters’ obligation to purchase units is subject to conditions contained in the underwriting agreement. The underwriters are obligated to purchase all of the units that they have agreed to purchase under the underwriting agreement, other than those covered by the over-allotment option, if they purchase any units. The offering of the units are made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation and modification of the offering without notice. The underwriters reserve the right to reject any order for the purchase of units.
     The following table summarizes the underwriting discount to be paid to the underwriters by us.

	Total, With No Exercise of		Total, With Full Exercise
	Over-Allotment Option		of Over-Allotment Option
	Per Unit	Total	Per Unit	Total
Underwriting fees discount and non-accountable expense allowance(1)	$0.48	$4,800,000	$0.464	$5,340,000

(1)	The underwriters have agreed to defer approximately $1,200,000 of the proceeds attributable to the underwriters’ non-accountable expense allowance until the consummation of a business combination. Upon the consummation of a business combination, we will pay the deferred non-accountable expense allowance equal to 2.0% of the gross proceeds of this offering (excluding the proceeds from any exercise of the over-allotment option), or approximately $1,200,000 ($0.12 per Unit). If we do not consummate a business combination, then the non-accountable expense allowance shall not be paid to the underwriters and such amount shall remain in the trust account available to the stockholders upon a liquidation.
The Company has agreed to reimburse fees and expenses of underwriters’ counsel and certain roadshow expenses.
Over-allotment Option
     We have granted to the underwriters an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price, less the underwriting discount, set forth on the cover page of this prospectus. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional units are purchased pursuant to the option, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereby.

Purchase Option
     We have agreed to sell for $100.00 to Ferris, Baker Watts, Incorporated an option to purchase up to a total of 450,000 units at a per-unit price of $7.50 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering) and may be exercised on a cashless basis. This option does not become exercisable by Ferris, Baker Watts Incorporated until the later of the consummation of a business combination on the terms described in this prospectus or                     , 2007. This option expires five years from the effective date of this prospectus. Pursuant to the Conduct Rules of the National Association of Securities Dealers, Ferris, Baker Watts, Incorporated is generally prohibited from selling, transferring, assigning, pledging or hypothecating the option during the 180-day period following the date of this prospectus. The option may, however, be transferred pursuant to certain exceptions from this rule. One such exception permits Ferris, Baker Watts, Incorporated to transfer the option to any underwriter or selected dealer participating in the offering and their bona fide officers or partners.
     The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,642,500, using an expected life of five years, expected volatility of 75.7% and a risk-free interest rate of 5.10%. However, because our units do not have a trading history, the expected volatility assumption is based on information currently available to management. In order to estimate the value of the option, we considered the historical volatility of a sample of 16 publicly traded companies in the energy services sector that trade in the United States. We believe this is a reasonable benchmark to use in estimating the expected volatility for our common stock. Utilizing a higher expected volatility would have had the effect of increasing the implied value of the option. For the option, the Company is only required to use its best efforts to cause a registration statement covering the resale of the units and the securities comprising the units and, once effective, only to use its best efforts to maintain the effectiveness of the registration statement. There are no contractual penalties for failure to effect the registration of the units and the securities comprising the units. Additionally, in no event, is the Company obligated to settle the units or warrants included in the units, in whole or in part, for cash in the event it is unable to effect the registration of the units and the securities comprising the units. The holder or holders of the options do not have the rights or privileges of holders of common stock, including any voting rights, until such holder or holders exercise the options and receive shares of the Company’s common stock.
Indemnification
     We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may required to make in respect of any of these liabilities.
Escrow Agreement
     Each of our Initial Stockholders has agreed to deposit all of his shares, including warrants purchased in the private placement, into an escrow account maintained by Continental Stock Transfer and Trust Company, acting as escrow agent. Subject to certain limited exceptions (each of which requires that the shares remain in escrow for the required period), these shares will not be transferable during the escrow period and will not be released until six months after the consummation of a business combination.
Stabilization, Short Positions and Penalty Bids
     In connection with the offering, the underwriters may engage in over-allotment, syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of stabilizing, maintaining or otherwise affecting the price of our units.
     These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market price of our units above that which might otherwise prevail in the open market or preventing or retarding a decline in the market price of our units. The imposition of a penalty bid may also affect the price of the units to the extent that it discourages resales. These transactions may be effected on the American Stock Exchange, in the over-the-counter market or on any trading market, and if any of these transactions are commenced, they may be discontinued without notice at any time.
     Neither we nor the underwriters make any representation or prediction as to the magnitude or effect of any such transaction. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Pricing of the Offering
     Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for our units has been determined by negotiations between us and Ferris, Baker Watts, Incorporated. Among the primary factors considered in determining the initial public offering price were:
•	prevailing market and economic conditions;

•	our capital structure;

•	the valuation multiples of publicly traded companies that Ferris, Baker Watts, Incorporated believes to be comparable to us; and

•	estimates of our business potential and earning prospects.
     However, although these factors were considered, the determination of our offering price is less precise than the pricing of securities for an operating company in a particular industry since the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.
     Our units are not publicly traded. Accordingly, there is no current active trading market for our units. Consequently, we cannot assure or guarantee that an active trading market for our units will develop or that, if developed, will continue. An active and orderly trading market will depend on the existence, and individual decisions, of willing buyers and sellers at any given time. We will not have any control over these factors. If an active trading market does not develop or is sporadic, this may hurt the market value of our units and make it difficult to buy or sell units on short notice. We cannot assure you that if you purchase units in the offering you will later be able to sell it at or above the purchase price.
Listing of Units, Shares of Common Stock, and Warrants
     We have applied to have the units, shares of common stock, and warrants quoted on the American Stock Exchange, under the following symbols:

Units:	ESA.U
Common Stock:	ESA
Warrants:	ESA.WS
Relationship with Marshall T. Reynolds
     From time to time, Ferris, Baker Watts, Incorporated has provided investment banking and financial advisory services to affiliates of Marshall T. Reynolds in the ordinary course of business, for which it has received customary fees and commissions. Ferris, Baker Watts, Incorporated may in the future engage in investment banking or other transactions of a financial nature with affiliates of Marshall T. Reynolds for which it would receive customary fees or other payment.

LEGAL MATTERS
     The validity of the securities offered in this prospectus is being passed upon for us by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C. Venable LLP, Vienna, Virginia, is acting as counsel for the underwriter in this offering.
EXPERTS
     The financial statements included in this prospectus and in the registration statement have been audited by Castaing, Hussey & Lolan LLC, CPAs, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Castaing, Hussey & Lolan LLC, CPAs are included in reliance upon their report given upon the authority of Castaing, Hussey & Lolan LLC, CPAs as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Energy Services Acquisition Corp.
Huntington, West Virginia
     We have audited the accompanying balance sheet of Energy Services Acquisition Corp. (a development stage enterprise) (the “Company”) as of June 30, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from March 31, 2006 (inception) to June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energy Services Acquisition Corp. as of June 30, 2006, and the results of its operations and its cash flows for the period from March 31, 2006 (inception) to June 30, 2006 in conformity with United States generally accepted accounting principles.
/s/ Castaing, Hussey & Lolan, LLC
New Iberia, LA
August 9, 2006

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Balance Sheet
June 30, 2006

ASSETS
Cash	$31,425
Deferred offering costs	270,293

Total Assets	$301,718

LIABILITIES AND STOCKHOLDER’S EQUITY
Accrued offering costs	$128,918
Notes Payable to Stockholder	150,000

Total Liabilities	278,918

Commitments

Stockholders’ Equity
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued	—
Common Stock, $.0001 par value
Authorized 50,000,000 shares
Issued and outstanding 2,500,000 shares	250
Additional paid-in capital	24,750
Deficit accumulated during the development stage	(2,200)

Total Stockholders’ Equity	22,800

Total Liabilities and Stockholders’ Equity	$301,718

The accompanying notes are an integral part of these financial statements.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Statement of Operations
For the period March 31, 2006 (inception) to June 30, 2006

Formation and operating costs	$(2,200)

Net Loss	$(2,200)

Weighted average shares outstanding basic and diluted	2,500,000
Basic and diluted net loss per share	$(0.00)

     The accompanying notes are an integral part of these financial statements.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Statement of Changes in Stockholders’ Equity
For the period from March 31, 2006 (inception) to June 30, 2006

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity
Issuance of common stock to initial stockholders on March 31, 2006 at $.01 Per share	2,500,000	$250	$24,750		$25,000
Net Loss	—	—	—	$(2,200)	$(2,200)

Balance at June 30, 2006	2,500,000	$250	$24,750	$(2,200)	$22,800

The accompanying notes are an integral part of these financial statements.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Statement of Cash Flows
For the period from March 31, 2006 (inception) to June 30, 2006

Cash flow from operating activities
Net Loss	$(2,200)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in:
Deferred offering costs	(270,293)
Accrued offering costs	128,918

Net Cash used in operating activities	$(143,575)

Cash flows from financing activities
Proceeds from issuance of common stock to initial stockholders	$25,000
Loan from stockholder	150,000

Net Cash provided by financing activities	175,000

Net increase in cash and cash equivalents at end of period	$31,425

Supplemental disclosure of non-cash financing activity:
Accrued and unpaid offering costs	$128,918

The accompanying notes are an integral part of these financial statements.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements
1. Organization, Business Operations and Significant Policies
Nature of Business
     Energy Services Acquisition Corp. (the “Company”) was incorporated in Delaware on March 31, 2006 as a blank check company whose objective is to acquire an operating business.
     Activity through June 30, 2006 relates to the Company’s formation and the proposed public offering described below. The Company has selected September 30 as its fiscal year-end.
     The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the proposed public offering of up to 10,000,000 units (“Units”) which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that approximately 96.5% of the gross proceeds from the offering will be held in a trust account (“Trust Account”) and invested in United States Government Securities defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Such funds will be invested in the manner outlined until the earlier of (i) the consummation of its first Business Combination or (ii) liquidation of the Company. The placing of the funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. If the Company liquidates prior to the consummation of a Business Acquisition, the officers and directors shall under certain customary circumstances, be personally liable to pay any debts, obligations and liabilities of the Company to various vendors, prospective target businesses or other entities that are owed money by it for services rendered or contracted for or products sold to it in excess of the working capital not held in the Trust Fund. Interest or earnings from funds invested in the Trust Account up to $1,200,000 net of taxes may be used to pay for business, legal and accounting due diligence on prospective acquisitions, continuing general and administrative expenses, and income taxes. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 2,500,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.
     With respect to a Business Combination which is approved and consummated, any public stockholder presented with the right to approve a Business Acquisition can instead demand that his stock be converted into his pro rata share of the Trust Fund upon the consummation of the transaction if he votes against such transaction. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Initial Stockholders.
     The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements
Income Taxes
     The Company follows Statement of Financial Accounting Standards No. 109 (“SFAS No. 109), “Accounting for Income Taxes” which establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise’s activities during the current and preceding years. It requires an asset and liability approach for financial accounting and reporting for income taxes.
Earnings Per Share
     Net loss per share is computed on the basis of the weighted average number of common shares outstanding during the period.
Use of Estimates
     The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
     For purposes of presentation in the financial statements, cash and cash equivalents are defined as cash, interest bearing deposits and non-interest bearing demand deposits at financial institutions with maturities of less than one year.
Recently Issued Accounting Pronouncements
     Energy Services Acquisition Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.
2. Proposed Public Offering
     The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 Units at a proposed offering price of $6.00 per Unit (plus up to an additional 1,500,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 per share commencing on the later of the consummation by the Company of a Business Acquisition, as defined below, or one year after the Effective Date and terminating on the fifth anniversary of the date of the Public Offering. The Company may redeem the Warrants for a redemption price of $0.01 per Warrant at any time if notice of not less than 30 days is given and the last sale price of the Common Stock has been at least $8.50 on 20 of the 30 trading days ending on the third day prior to the day on which notice is given.
     For the warrants, the Company is only required to use its best efforts to cause a registration statement covering issuance of the shares of common stock underlying the warrants to be declared effective and, once effective, only to use its best efforts to maintain the effectiveness of the registration statement. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in no event is the Company obligated to settle any warrant, in whole or in part, for cash in the event it is unable to deliver registered shares of common stock and, if it is unable to do so, the warrants could expire unexercised. The holders of warrants do not have the rights or privileges of holders of common stock, including any voting rights, until such holders exercise their warrants and receive shares of the Company’s common stock.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements
     As of June 30, 2006, the Chairman and Chief Executive Officer has loaned to the company $150,000 repayable without interest to be used to cover a portion of the expenses related to the offering. The Company will pay the underwriters in the Proposed Offering an underwriting discount of 6% of the gross proceeds of the Proposed Offering and a non-accountable expense allowance of 2% of the gross proceeds of the Proposed Offering excluding the overallotment. However, the underwriters have agreed that the expense allowance amount will be placed in the Trust Account until the earlier of the completion of a business combination or the liquidation of the Trust Account. In the event that the business combination is not consummated, the underwriter will forfeit the 2.0% being deferred.
     The Company will also issue to the underwriter at the time of closing of the Proposed Offering a unit purchase option, for $100, to purchase up to 450,000 units at an exercise price of $7.50. The unit purchase option shall be exercisable any time, in whole or in part, between the first anniversary date and the fifth anniversary date of the Public Offering.
     For the option, the Company is only required to use its best efforts to cause a registration statement covering the resale of the units and the securities comprising the units and, once effective, only to use its best efforts to maintain the effectiveness of the registration statement. There are no contractual penalties for failure to effect the registration of the units and the securities comprising the units. Additionally, in no event, is the Company obligated to settle the option, the units or the warrants included in the units, in whole or in part, for cash in the event it is unable to effect the registration of the units and the securities comprising the units. The holder or holders of the options do not have the rights or privileges of holders of common stock, including any voting rights, until such holder or holders exercise the options and receive shares of the Company’s common stock.
     The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Public Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1,642,500 ($3.65 Per Unit) using a Black-Scholes option pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (I) expected volatility of 75.7%, (2) risk free interest rate of 5.10% and (3) expected life of 5 years.
3. Deferred Offering Costs
     Deferred offering costs consist principally of legal fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised.
4. Commitments
     The Company presently occupies office space provided by an affiliate of one of the Company’s executive officers. Such affiliate has agreed that until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate up to $5,000 per month for reimbursement of expenses expended on behalf of the Company commencing on the date of the effective date of the Proposed offering.
     Pursuant to letter agreements with the Company and the Underwriter, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.
     The Company’s initial stockholders have agreed with the underwriter that, immediately prior to the Proposed Offering, they or their designees shall purchase in the aggregate, 3,076,923 of the Warrants from the Company at a purchase price of $.65 per Warrant ($2,000,000 in the aggregate) in a private placement. These warrants, and the warrants issued as part of the Units in the Public Offerings, do not have any liquidation rights.
     The Company has also agreed to pay the fees and issue the securities to the underwriters in the Proposed Offering as described in Note 2 above.

Energy Services Acquisition Corp.
(A Development Stage Enterprise)
Notes to the Financial Statements
     The initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The Holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time and from time to time, commencing with the date the initial shares are disbursed from the escrow account. In addition, the Initial Stockholders have certain “piggyback” registration rights on the registration statements filed subsequent to the release date from escrow.
     At any time and from time to time after the release date from escrow and prior to the fifth anniversary date hereof, the holders of at least 51 % of the Registrable Securities initially held by the underwriters may make two written demands for a Demand Registration.
5. Preferred Stock
     The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.
6. Subsequent Event
     In July, 2006 the Company amended certain terms of the proposed offering. Also in July, 2006 the Underwriters Purchase Option was changed from 500,000 units to 450,000 units. All disclosures herein reflect these changes.
7. Income Taxes
     Energy Services Acquisition Corp. (ESA) uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the period March 31, 2006 (inception) to June 30, 2006, ESA incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved. The net operating loss carry forward is $2,200 at June 30, 2006, and will expire in 2026.
     At June 30, 2006, deferred tax assets consisted of the following:

Deferred Tax Assets
Net Operating losses	$330
Less: Valuation allowance	(330)

Net Deferred Tax Asset	$0

     No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
SUMMARY FINANCIAL DATA	12
RISK FACTORS	13
FORWARD-LOOKING STATEMENTS	27
USE OF PROCEEDS	29
DILUTION	32
DIVIDEND POLICY	33
CAPITALIZATION	34
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	35
PROPOSED BUSINESS	37
MANAGEMENT	51
PRINCIPAL STOCKHOLDERS	56
CERTAIN TRANSACTIONS	57
DESCRIPTION OF SECURITIES	59
UNDERWRITING	63
LEGAL MATTERS	66
EXPERTS	66
WHERE YOU CAN FIND ADDITIONAL INFORMATION	66
     Until ___, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$
Energy Services Acquisition Corp.
10,000,000 Units

PROSPECTUS

Ferris, Baker Watts
Incorporated
                    , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	$20,750
NASD filing fee	$21,250
American Stock Exchange Fee	$70,000
Accounting fees and expenses	$38,000
Printing and engraving expenses	$50,000
Legal fees and expenses	$350,000
Miscellaneous	$25,000	(2)

Total	$576,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
     “Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
     “Section 145. Indemnification of officers, directors, employees and agents; insurance.
     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     Paragraph B of Article Eighth of our Certificate of Incorporation provides:
“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”
     Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
     (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

				Purchase
	Security			Price Per
Purchaser	Purchased	Amount	Date	Share
Marshall T. Reynolds	Common Stock	625,000	March 31, 2006	$0.01
Jack M. Reynolds	Common Stock	500,000	March 31, 2006	$0.01
Edsel R. Burns	Common Stock	625,000	March 31, 2006	$0.01
Neal W. Scaggs	Common Stock	125,000	March 31, 2006	$0.01
Joseph L. Williams	Common Stock	125,000	March 31, 2006	$0.01
Douglas Reynolds(3)	Common Stock	500,000	March 31, 2006	$0.01

(1)	The business address of each person is 2450 First Avenue, Huntington, West Virginia 25703.

(2)	The purchasers listed above have agreed to purchase an aggregate of 3,076,923 warrants (at $0.65 per warrant) in a private placement, which purchase will occur immediately prior to the offering that is the subject of this registration statement. The following table sets forth further detail of the warrant purchases:

Number of Warrants
Marshall T. Reynolds	2,692,303
Jack Reynolds	76,924
Neal Scaggs	76,924
Edsel R. Burns	76,924
Joseph L. Williams	76,924
Douglas Reynolds	76,924
(3)	Douglas Reynolds is the son of Marshall T. Reynolds and the brother of Jack M. Reynolds.
     Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. No underwriting discounts or commissions were paid with respect to such sales.
     The warrants referenced in footnote (2), above, will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act, as the warrants will be sold to sophisticated, wealthy individuals. No underwriting discounts or commissions will be paid with respect to the sale of the warrants.
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
     (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

1.2	Form of Selected Dealers Agreement.*

3.1	Amended and Restated Certificate of Incorporation.*

3.2	Bylaws.*

3.3	Certificate of Amendment to the Registrant’s Certificate of Incorporation.*

4.1	Specimen Unit Certificate.

4.2	Specimen Common Stock Certificate.*

4.3	Specimen Warrant Certificate.

4.4	Form of Unit Purchase Option.

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Luse Gorman Pomerenk & Schick, P.C.*

10.1	Letter Agreements among the Registrant, Ferris, Baker Watts, Incorporated, and Officers and Directors.*

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

Exhibit No.	Description
10.3	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*

10.4	Form of Letter Agreement between Chapman Printing Co. and the Registrant regarding administrative support.*

10.5	Advance Agreement between the Registrant and Marshall T. Reynolds, dated March 31, 2006.*

10.6	Form of Amended Registration Rights Agreement among the Registrant and the Initial Stockholders.*

10.7	Warrant Placement Agreement between Marshall T. Reynolds, Edsel Burns, Douglas Reynolds, Jack Reynolds, Neal Scaggs, Joseph Williams and Ferris, Baker Watts, Incorporated.

23.1	Consent of Castaing, Hussey & Lolan, LLC, CPAs.

23.2	Consent of Luse Gorman Pomerenk & Schick, P.C. (included in Exhibit 5)*

24	Power of Attorney (included on signature page of the Registration Statement).*

99.1	Audit Committee Charter.*

99.2	Code of Ethics.*

*	Previously filed.

ITEM 17. UNDERTAKINGS.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington, State of West Virginia, on 11th day of August, 2006.

ENERGY SERVICES ACQUISITION CORP.

By:	/s/ Marshall T. Reynolds

Marshall T. Reynolds Chairman of the Board and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Position	Date

By:	/s/ Marshall T. Reynolds	Chairman of the Board, Chief Executive Officer and Secretary (Principal Executive Officer)	August 11, 2006
Marshall T. Reynolds

By:	* Jack R. Reynolds	President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 11, 2006

By:	/s/ Edsel R. Burns	Director	August 11, 2006

Edsel R. Burns

By:	*	Director	August 11, 2006

Neal W. Scaggs

By:	*	Director	August 11, 2006

Joseph L. Williams

*	Pursuant to the Powers of Attorney filed as Exhibit 24.0 to the Registration Statement on Form S-1 for Energy Services Acquisition Corp. filed on April 7, 2006.